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                                                                    EXHIBIT 10.3


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                                   PRIME LEASE




                                     BETWEEN





              NATIONAL RAILROAD PASSENGER CORPORATION, AS LANDLORD




                                       AND





                      PENN STATION LEASING, LLC, AS TENANT







                            FOR PREMISES LOCATED AT:

                        PORTIONS OF PENNSYLVANIA STATION
                  (RETAIL, CONCOURSE, AND ANCILLARY FACILITIES)
                               NEW YORK, NEW YORK





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                                TABLE OF CONTENTS


                                                                          PAGE

1   Definitions..............................................................1

2   Demising of Premises; Term..............................................21
      2.1   Demise..........................................................21
      2.2   Term............................................................21

3   Rent....................................................................21
      3.1   Fixed Rent......................................................21
      3.2   Payment; Proration; Etc.........................................21
      3.3   Additional Rent.................................................21
      3.4   No Allocation to FF&E...........................................22
      3.5   No Offsets......................................................22
      3.6   Government Restriction on Rent..................................22

4   Additional Payments by Tenant; Impositions..............................22
      4.1   Landlord's Net Return...........................................22
      4.2   Impositions.....................................................23
      4.3   Assessments in Installments.....................................23
      4.4   BID Decisions...................................................23
      4.5   Direct Payment by Landlord......................................23
      4.6   Utilities.......................................................24
      4.7   Interaction with Amtrak Sublease................................24

5   Use.....................................................................24
      5.1   Permitted Use...................................................24
      5.2   Control.........................................................24
      5.3   Railroad Station Operations.....................................25
      5.4   Management Fees.................................................25

6   Compliance..............................................................25
      6.1   Generally.......................................................25
      6.2   Copies of Notices...............................................25

7   Maintenance and Alterations.............................................26
      7.1   Obligation to Maintain..........................................26
      7.2   Construction Work...............................................26
      7.3   Plans and Specifications........................................27
      7.4   Applications and Filings........................................27
      7.5   Other Cooperation with Approvals................................27
      7.6   Landlord Nonappearance..........................................27

8   Prohibited Liens........................................................27
      8.1   Tenant's Covenant...............................................28
      8.2   Protection of Landlord..........................................28
      8.3   Landlord's Additional Covenant..................................28

9   Hazardous Substances....................................................29


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                                                                          PAGE

      9.1   Restrictions....................................................29
      9.2   Compliance; Clean-Up............................................29
      9.3   Environmental Indemnity.........................................30

10  Indemnification; Liability of Landlord..................................30
      10.1  Obligations.....................................................30
      10.2  Liability of Landlord...........................................30
      10.3  Indemnification Procedures......................................31

11  Right of Contest........................................................32
      11.1  Tenant's Right; Contest Conditions..............................32
      11.2  Landlord Obligations and Protections............................33
      11.3  Miscellaneous...................................................34

12  Insurance...............................................................34
      12.1  Tenant to Insure................................................34
      12.2  Nature of Insurance Program.....................................34
      12.3  Policy Requirements and Endorsements............................35
      12.4  Deliveries to Landlord..........................................35
      12.5  Waiver of Certain Claims........................................36
      12.6  No Representation...............................................36

13  Losses and Loss Proceeds................................................36
      13.1  Notice..........................................................36
      13.2  Effect of Casualty..............................................36
      13.3  Substantial Condemnation........................................36
      13.4  Insubstantial Condemnation......................................37
      13.5  Temporary Condemnation..........................................37
      13.6  Use of Loss Proceeds............................................38
      13.7  Payments for Fee Estate.........................................38
      13.8  Continuation of Lease...........................................38

14  Representations and Warranties..........................................39
      14.1  Due Authorization and Execution.................................39
      14.2  No Litigation...................................................39
      14.3  FIRPTA..........................................................39

15  Transfers by Landlord...................................................39
      15.1  Landlord's Right to Convey......................................39

16  Fee Mortgages...........................................................40
      16.1  Landlord's Rights...............................................40
      16.2  Fee Mortgage Foreclosure........................................40
      16.3  Protection of Fee Mortgagees....................................40

17  Tenant's Transfers......................................................41
      17.1  Tenant's Absolute Right.........................................41

18  Subleases...............................................................41
      18.1  Tenant's Right to Sublet........................................41
      18.2  Assignment of Subrents..........................................41
      18.3  Required Provisions.............................................41


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                                                                          PAGE

      18.4  Conditions to Effectiveness of Certain Transactions.............42
      18.5  Release of Assignor.............................................42

19  Leasehold Mortgages.....................................................43
      19.1  Tenant's Rights.................................................43
      19.2  Landlord's Acknowledgment of Leasehold Mortgagee................43
      19.3  Future Modifications............................................43
      19.4  Recognition; Certain Obligations................................44
      19.5  Termination of Leasehold Mortgagee's Rights.....................44

20  Operational Protections for Leasehold Mortgagees........................44
      20.1  Leasehold Impairments...........................................44
      20.2  Certain Proceedings.............................................45
      20.3  Copies of Notices...............................................45
      20.4  Governmental and Other Notices..................................45
      20.5  Tenant's Rights, Generally......................................46

21  Leasehold Mortgagees' Notice and Opportunity to Cure....................46
      21.1  Tenant's Cure Period Expiration Notice; Right to Cure...........46
      21.2  Additional Time for Leasehold Mortgagee's Cure Rights...........46
      21.3  Multiple Defaults...............................................48
      21.4  Effect of Cure..................................................48
      21.5  Quiet Enjoyment.................................................48
      21.6  Leasehold Mortgagee's Right to Enter............................49
      21.7  Payments by Leasehold Mortgagee.................................49

22  Leasehold Mortgagee's Right to a New Lease..............................49
      22.1  Documentation and Priority......................................49
      22.2  Adjustment for Net Income.......................................50
      22.3  Pendency of Dispute.............................................50
      22.4  Assignment of Certain Items.....................................50
      22.5  Landlord's Costs and Expenses...................................51
      22.6  Survival........................................................51

23  Bankruptcy..............................................................51
      23.1  Affecting Tenant................................................51
      23.2  Affecting Landlord..............................................51

24  Equipment Liens.........................................................53
      24.1  Tenant's Rights.................................................53
      24.2  Required Provisions for Equipment Liens.........................53

25  Quiet Enjoyment; Title to Certain Premises; Certain Agreements..........53
      25.1  Quiet Enjoyment.................................................54
      25.2  Access and Inspection...........................................54
      25.3  Title to Improvements and FF&E..................................54
      25.4  Single Purpose Entity...........................................54

26  Events of Default; Remedies.............................................54
      26.1  Definition of "Event of Default."...............................54
      26.2  Remedies........................................................55


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                                                                          PAGE

      26.3  Proceeds of Reletting...........................................58
      26.4  Exculpation; Landlord's Sole and Exclusive Remedy...............59
      26.5  Tenant's Late Payments; Late Charges............................59
      26.6  Landlord's Right to Cure........................................59
      26.7  Holding Over....................................................59
      26.8  WAIVERS.........................................................60
      26.9  Accord and Satisfaction; Partial Payments.......................60
      26.10 Miscellaneous...................................................60

27  End of Term.............................................................62

28  Notices.................................................................62

29  No Broker...............................................................63

30  Nonrecourse.............................................................63

31  Memorandum of Lease.....................................................63

32  Additional Deliveries; Third Parties....................................64
      32.1  Estoppel Certificates...........................................64
      32.2  Further Assurances..............................................64
      32.3  Amendment.......................................................64
      32.4  Successors and Assigns..........................................64

33  Miscellaneous...........................................................64
      33.1  No Waiver by Silence............................................64
      33.2  Unavoidable Delay...............................................65
      33.3  Performance Under Protest.......................................65
      33.4  Costs and Expenses; Legal Costs.................................65
      33.5  Vault Space.....................................................65
      33.6  No Consequential Damages........................................65

34  Interpretation, Execution, and Application of Lease.....................66
      34.1  Governing Law...................................................66
      34.2  Counterparts....................................................66
      34.3  Reasonableness..................................................66
      34.4  Partial Invalidity..............................................66
      34.5  Interpretation..................................................66
      34.6  Delivery of Drafts..............................................67
      34.7  Captions........................................................67
      34.8  Entire Agreement................................................67

35  State Statutory Provisions..............................................67
      35.1  Casualty........................................................67
      35.2  Windows.........................................................67
      35.3  Statutory Right of Redemption...................................68


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                                   PRIME LEASE


            This PRIME LEASE (together with all exhibits and schedules attached, and as it may be modified, amended, renewed, supplemented, extended, or replaced by the parties hereto from time to time, this "LEASE") is made and entered into as of June 20, 2001 (the "COMMENCEMENT DATE"), between NATIONAL RAILROAD PASSENGER CORPORATION, doing business as AMTRAK, a District of Columbia corporation (together with its successors and assigns, "LANDLORD"), and PENN STATION LEASING, LLC, a Delaware limited liability company (together with its successors and assigns, "TENANT").


                              W I T N E S S E T H:

            WHEREAS, Landlord owns all of the following real property (collectively, excluding however all Excluded Premises, the "PREMISES"): (a) the Improvements; (b) the Appurtenances; and (c) the Equipment;

            WHEREAS, Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord;

            WHEREAS, in addition to the lease of the Premises to Tenant, Landlord has made certain covenants for the benefit of Tenant pursuant to
SECTION 8.3 ("LANDLORD'S ADDITIONAL COVENANTS");

            WHEREAS, contemporaneously herewith, Tenant is subleasing the entire Premises to Landlord (in such capacity, the "AMTRAK SUBTENANT") pursuant to a Facility Sublease of even date herewith (the "AMTRAK SUBLEASE"); and

            WHEREAS, the parties desire to enter into this Lease to set forth their rights and obligations relating to the Premises and Landlord's Additional Covenants.

            NOW, THEREFORE, for good and valuable consideration, by entering into this Lease, Landlord leases and demises the Premises to Tenant, and Tenant takes and hires the Premises from Landlord, subject only to Permitted Exceptions and the Reserved Rights, for the Term, upon the terms and conditions of this Lease.

      1     DEFINITIONS.

            The following definitions apply in this Lease, together with any other definitions in this Lease. Terms may be used before they are defined. An Index of Defined Terms follows the signature page. A term defined in the plural may be used in the singular, and vice versa, all in accordance with ordinary principles of English grammar.

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            ADDITIONAL RENT. The "ADDITIONAL RENT" shall mean any and all sums and payments that this Lease requires Tenant to pay Landlord or any third party, whether or not expressly designated as Additional Rent, except Fixed Rent.

            AFFILIATE. An "AFFILIATE" of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person. The term "AFFILIATED" shall have the correlative meaning.

            APPLICATIONS AND FILINGS. The "APPLICATIONS AND FILINGS" (or "APPLICATIONS OR FILINGS" and other variations on such term) shall mean any instrument, document, agreement, certificate, or filing (or amendment of any of the foregoing): (a) necessary or appropriate for any Construction Work this Lease allows, including any application for any utility service or hookup, easement, covenant, condition, restriction, subdivision plat, or such other instruments as Tenant may from time to time request in connection with such Construction Work; (b) to enable Tenant to obtain any abatement, deferral, or other benefit that may otherwise be reasonably available for Impositions; (c) to enable Tenant from time to time to seek any Approval or to use and operate the Premises in accordance with this Lease; (d) otherwise reasonably necessary and appropriate to permit Tenant to realize the benefits of the Premises under this Lease; or (f) that this Lease otherwise requires Landlord to sign for Tenant.

            APPROVALS. The "APPROVALS" shall mean any and all licenses, permits (including building, demolition, alteration, use, and special permits), approvals, consents, certificates (including certificate(s) of occupancy), rulings, variances, authorizations, or amendments to any of the foregoing as shall be necessary or appropriate under any Law during the Term in connection with the commencement, performance, or completion of any Construction Work, or the zoning, rezoning (to the extent permitted by this Lease), use, occupancy, maintenance, or operation of, the Premises.

            APPURTENANCES. The "APPURTENANCES" shall mean, collectively, Landlord's right, title and interest, if any, in and to (a) non-exclusive public rights of way, public spaces, sidewalks and alleys, which are now or hereafter used in connection with the Improvements and; (b) awards to be made in lieu of any of the foregoing, and all unpaid awards or other proceeds for damages to the Improvements by reason of the change of grade of any street, road or avenue.

            BANKRUPTCY PROCEEDING. A "BANKRUPTCY PROCEEDING" shall mean any bankruptcy, composition, insolvency, reorganization, or similar proceeding, whether voluntary or involuntary, under Bankruptcy Law, including any assignment for the benefit of creditors, appointment of a receiver or trustee, or any similar proceeding.

            BANKRUPTCY LAW. The "BANKRUPTCY LAW" shall mean Title 11, United States Code, and any other or successor state or federal bankruptcy, insolvency, reorganization, moratorium, or similar law for the relief of debtors.

            BID. A "BID" shall mean any present or future business improvement district or similar district or program, proposed or actual, that includes or may include any of the Premises.

            BUSINESS DAY. A "BUSINESS DAY" shall mean any weekday on which banks in the State are generally open to conduct regular banking business with bank personnel.


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            CASUALTY. A "CASUALTY" shall mean any damage or destruction
(including any damage or destruction for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, affecting any or all improvements located on or constituting part of the Premises.

            CONCOURSE AREA A. The "CONCOURSE AREA A" shall mean a volume of space located on "Level A" from the floor of "Level A" up to certain heights therein, as indicated on EXHIBIT A (such volume of space constituting a portion of Block 781, Lots 1 and 2, and of the subsurface of West 33rd Street), together with a non-exclusive easement and right in Landlord's interest in (a) the Concourse Area B (constituting the portion of the surface of Block 755, Lot 40, and of the subsurface of West 33rd Street) in common with the public and LIRR for ingress and egress to pass in, over, through and across and use and enjoyment of Concourse Area A, and (b) certain stairways, elevators and escalators, as more particularly described on EXHIBIT A and now occupied, on a non-exclusive basis by LIRR, NJT and Landlord.

            CONCOURSE AREA B. The "CONCOURSE AREA B" shall mean a volume of space located on "Level B" from the floor of "Level B" up to certain heights therein, as indicated on EXHIBIT A (such volume of space constituting a portion of Block 781, Lots 1 and 2), together with a non-exclusive easement and right in Landlord's interest in (a) the Concourse Area A, in common with the public and NJT, for ingress and egress to pass in, over, through and across and use and enjoyment of Concourse Area B, (b) the so called "Hilton Passageway" and "Seventh Avenue Corridor" (including the baggage corridor) shown on EXHIBIT A, and (c) certain stairways, elevators and escalators, as more particularly described on EXHIBIT A and now occupied, on a non-exclusive basis by Landlord and NJT.

            CONDEMNATION. A "CONDEMNATION" shall mean: (a) any temporary or permanent taking of (or of the right to use or occupy) all or part of the Premises by condemnation, eminent domain, or any similar proceeding; and/or (b) any action by any Government not resulting in an actual transfer of an interest in (or of the right to use or occupy) all or part of the Premises but creating a right to compensation, such as a change in grade of any street upon which the Premises abut.

            CONDEMNATION AWARD. A "CONDEMNATION AWARD" shall mean the entire amount of any award(s) paid or payable (whether or not in a separate award) to either party after the Commencement Date because of or as compensation for any Condemnation, including: (1) any award made for any improvements that are the subject of the Condemnation; (2) the full amount paid or payable by the condemning authority for the estate that is the subject of the Condemnation, as determined pursuant to the Condemnation; (3) any interest payable on account of such award; and (4) any other sums payable on account of such Condemnation, including for any prepayment premium under any Mortgage.

            CONDEMNATION EFFECTIVE DATE. For any Condemnation, the "CONDEMNATION EFFECTIVE DATE" shall mean the first date when the condemning authority has acquired title to or possession of any portion of the Premises that is subject to the Condemnation.

            CONSTRUCTION WORK. The "CONSTRUCTION WORK" shall mean any alteration, addition, development, redevelopment, modification, expansion, demolition, Restoration, or


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other construction or reconstruction work affecting any or all improvements from time to time constituting part of the Premises, or the construction or reconstruction of any new improvements, or repair of any existing improvements, located on or at the Premises.

            CONTROL. The term "CONTROL" shall mean the possession, directly or indirectly, of either: (a) at least 51% direct or indirect ownership of a Person; or (b) the power to direct or cause the direction of the management and policies of such Person, whether by ownership of Equity Interests, by contract, or otherwise.

            CONTROL OF THE PREMISES. For any Leasehold Mortgagee, "CONTROL OF THE PREMISES" shall mean any of the following: (1) possession of the Premises by a receiver, trustee, or similar officer appointed in a judicial proceeding commenced by such Leasehold Mortgagee; (2) possession as mortgagee-in-possession pursuant to an affirmative written election to become a mortgagee-in-possession; or (3) acquisition of the Leasehold Estate by a Successor Tenant through a Foreclosure Event initiated by such Leasehold Mortgagee. For any Fee Mortgagee, "CONTROL OF THE PREMISES" shall have the same meaning, referring instead to the Fee Estate and a successor Landlord.

            COUNTY. The "COUNTY" shall mean the county where the Premises are located.

            CPI. The "CPI" shall mean the United States Department of Labor, Bureau of Labor Statistics "Consumer Price Index" for Urban Wage Earners and Clerical Workers (CPI-W) published for New York - Northern New Jersey - Long Island, NY-NJ-CT-PA, with a base of 1982-1984 = 100. If the CPI ceases to be published, and there is no successor, then Landlord shall specify a reasonable substitute index. The CPI for any date shall mean the CPI last published before the calendar month that includes such date.

            CPI ADJUSTMENT FACTOR. As of any date, the "CPI ADJUSTMENT FACTOR" shall mean the greater of (a) 1.00 or (b) the CPI for such date divided by the CPI for the Commencement Date.

            DEFAULT. A "DEFAULT" shall mean any Monetary Default or Non-Monetary Default. Every covenant of Tenant under this Lease, if not performed or complied with by Tenant, shall give rise to a Default for which Tenant and (other than for Tenant-Specific Defaults) each Leasehold Mortgagee shall have the cure rights provided for in this Lease.

            DEFAULT INTEREST. The "DEFAULT INTEREST" shall mean interest at an annual rate equal to the lesser of: (a) 9.25% plus five (5) percent per annum or
(b) the highest rate, if any, permitted by law under the circumstances.

            DEPOSITORY. A "DEPOSITORY" shall mean an Institutional Lender designated by a Leasehold Mortgagee (or, if no Leasehold Mortgage exists, then by Tenant). A Leasehold Mortgagee that is an Institutional Lender may designate itself.

            DISPUTE RESOLUTION DOCUMENTS. The "DISPUTE RESOLUTION DOCUMENTS" shall mean all demands, notices, papers, pleadings, motions, and other documents and other written communications relating to or arising from any legal or other dispute resolution proceeding of


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any kind relating to this Lease or the Premises (including any litigation, arbitration, mediation, appraisal, or any other dispute resolution proceeding or procedure of any kind).

            ENVIRONMENTAL LAW. An "ENVIRONMENTAL LAW" shall mean any Law related to environmental conditions on, under, or about the Premises, or relating to soil, air and ground water conditions at, under, in, or upon the Premises, or governing the use, generation, storage, transportation, disposal, release, clean-up or control of Hazardous Substances in, under, on, at, to, or from the Premises. Environmental Law shall also include any and all federal, state and local environmental, health or safety laws, statutes, ordinances, codes, regulations, rules of common law, orders, decrees or any other requirement of any Government, as now or at any time hereafter are in effect, relating to or imposing liability or standards of conduct concerning gasoline, petroleum and other petroleum by-products, asbestos (including any product or construction material containing sufficient asbestos to be subject to such Laws) explosives, PCBs, radioactive materials or any "hazardous" or "toxic" material, substance or waste that is defined by those or similar terms or is regulated as such under any statute, law, ordinance, rule or regulation of any Government having jurisdiction over the Premises or any portion thereof or its use, including any material, substance or waste which is: (i) defined as a "hazardous substance" under Section 311 of the Water Pollution Control Act (33 U.S.C. ss. 1317), as amended; (ii) defined as a "hazardous waste" under Section 1004 of The Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq., as amended;
(iii) defined as a "hazardous substance" or "hazardous waste" under Section 101 of The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Reauthorization Act of 1986, 42 U.S.C. ss. 9601 et seq. or any so-called "superfund" or "superlien" law, including the judicial interpretations thereof; (iv) defined as a "pollutant" or "contaminant" under 42 U.S.C.A. ss. 9601(33); (v) defined as "hazardous waste" under 40 C.F.R.
Part 260; (vi) defined as a "hazardous chemical" under 29 C.F.R. Part 1910; or
(vii) subject to any other Law or other past (and still in effect), present, or future requirement of any Government regulating, relating to or imposing obligations, liability or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property free from the presence in the environment of any solid, liquid, gas, odor or any form of energy from whatever source.

            EQUIPMENT. "EQUIPMENT" shall mean, collectively, all fixtures and personal property incorporated in or attached to and used or usable in the operation of the Improvements including all machinery, apparatus, heating, lighting, plumbing, ventilating, air cooling and air conditioning equipment; retail signage; ticket offices; elevators, escalators and hoists; washroom, toilet and lavatory equipment; communication systems and public address equipment; fire prevention and extinguishing equipment; and all additions thereto and replacements thereof. Equipment shall not include any Transportation Infrastructure.

            EQUITY INTEREST. An "EQUITY INTEREST" shall mean all or any portion of any direct or indirect equity or ownership interest(s) (whether stock, partnership interest, membership interest, or other interest of an ownership or equity nature) in any entity at any tier of ownership that directly or indirectly owns or holds any ownership or equity interest in the Fee Estate or the Leasehold Estate, as applicable.


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            ESTOPPEL CERTIFICATE. An "ESTOPPEL CERTIFICATE" shall mean a statement, addressed to the other party to this Lease or as such other party shall direct, containing statements to the following effect (identifying in reasonable detail any exceptions that may exist at the time), as requested by either party: (a) this Lease has not been amended, constitutes the entire agreement between the parties relating to the Premises, and is in full force and effect; (b) neither party is, to the best of the signer's knowledge, in default under this Lease and to the best of the signer's knowledge no facts or circumstances exist that, with the passage of time or the giving of notice or both, would constitute defaults under this Lease by either party; (c) Tenant has paid all Rent that has accrued to date; (d) the signing party is not, to the best of its knowledge, entitled to any defenses, offsets, claims, counterclaims or rights or recoupment against its obligations under this Lease; and (e) the current Fixed Rent, if not ascertainable from the text of this Lease.

            EXCISED OBLIGATIONS. The "EXCISED OBLIGATIONS" shall mean the following obligations under this Lease or any New Lease: (a) all Tenant-Specific Obligations; and (b) during a period of 30 days from any Foreclosure Event under a Leasehold Mortgage or New Lease Delivery Date, any covenant to use or operate the Premises for any purpose.

            EXCLUDED PREMISES. The "EXCLUDED PREMISES" shall mean, collectively, Landlord's Equipment, Landlord's Air Rights, Landlord's Improvements, Trackage Rights, Transportation Infrastructure, the Vehicular/Pedestrian Passageway, and the Structure.

            EXPIRATION DATE. The "EXPIRATION DATE" shall mean the date when this Lease terminates or expires in accordance with its terms, whether on the Scheduled Expiration Date or by Landlord's exercise of remedies for an Event of Default or otherwise.

            FARLEY BUILDING. The "FARLEY BUILDING" shall mean the post office building located on the west side of 8th Avenue across from Pennsylvania Station and commonly known as the "Farley Building," which has been the subject of various development proposals as a railroad station.

            FEE DEBT SERVICE. The "FEE DEBT SERVICE" shall mean all payments due and payable from time to time under any Fee Mortgage, including principal, interest, late charges, prepayment premium, costs of collection, reimbursement of protective advances, and any and all other sums secured by any Fee Mortgage, whether payable upon maturity or earlier, including upon acceleration.

            FEE ESTATE. The "FEE ESTATE" shall mean Landlord's fee estate in the Premises or any part of the Premises and any direct or indirect interest in such fee estate, including Landlord's reversionary interest in the Premises after the Expiration Date.

            FEE MORTGAGE. A "FEE MORTGAGE" shall mean any Mortgage: (a) that encumbers all or part of the Fee Estate; (b) that complies with this Lease; (c) a copy of which (recorded or unrecorded) is promptly after execution delivered to Tenant and all Leasehold Mortgagee(s) with a certification by the Fee Mortgagee that the copy is accurate and stating the name and Notice address of such Fee Mortgagee; and (d) that is held by a Fee Mortgagee that is an Institutional Lender and not a Prohibited Person.


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            FEE MORTGAGEE. A "FEE MORTGAGEE" shall mean any Mortgagee holding a
Fee Mortgage.

            FF&E. The "FF&E" shall mean all movable furniture, fixtures, equipment, and personal property (excluding Equipment and Transportation Infrastructure) that may be removed from the Premises without material damage thereto and without adversely affecting: (a) the structural integrity of the Premises; (b) any electrical, plumbing, mechanical, or other system of the Premises; (c) the present or future operation of any such system; or (d) the present or future provision of any utility service to the Premises. FF&E includes items such as factory equipment, furniture, fixtures and equipment, telephone, telecommunications and facsimile transmission equipment, point of sale equipment, televisions, radios, and computer systems, excluding any Transportation Infrastructure.

            FORECLOSURE EVENT. A "FORECLOSURE EVENT" shall mean any transfer of title to any estate as the result of any: (1) judicial or nonjudicial foreclosure; (2) trustee's sale; (3) deed, transfer, assignment, or other conveyance in lieu of foreclosure; (4) other similar exercise of rights or remedies under any Mortgage; or (5) transfer by operation of or pursuant to any Bankruptcy Proceeding (including an auction or plan of reorganization pursuant to any Bankruptcy Proceeding), in each case ("1" through "5") whether the transferee is a Mortgagee, a party claiming through a Mortgagee, or a third party.

            FRANCHISE AGREEMENT. The "FRANCHISE AGREEMENT" shall mean the Certificate, dated October 9, 1902, originally from the Board of Rapid Transit Railroad Commissioners for The City of New York to the Pennsylvania, New York and Long Island Rail Road Company, as the same has been or may be amended or modified from time to time.

            GOVERNMENT. A "GOVERNMENT" shall mean each and every governmental authority, quasi-governmental body, department, agency, bureau, or other entity or instrumentality having or claiming jurisdiction over the Premises, including the federal government of the United States, the State government and any subdivisions and municipalities thereof, including the County government, and all other applicable governmental authorities and subdivisions thereof. "Government" shall also include any planning commission, board of standards and appeals, department of buildings, and city council having or claiming jurisdiction over the Premises. To the extent that Landlord or Landlord's construction department or equivalent division of Landlord has authority to issue building permits or otherwise regulate Construction Work within the Premises, Landlord shall solely in such capacity also constitute a Government.

            HAZARDOUS SUBSTANCES. The term "HAZARDOUS SUBSTANCES" includes flammable substances, explosives, radioactive materials, asbestos, polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, medical wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic by, or otherwise regulated or controlled under, Environmental Law.

            HAZARDOUS SUBSTANCES DISCHARGE. A "HAZARDOUS SUBSTANCES DISCHARGE" shall mean any deposit, spill, discharge, or other release of Hazardous Substances that occurs at or from the Premises, or into the Premises, or that arises at any time from the use, occupancy, or operation of the Premises or any activities conducted therein or any adjacent or nearby real property, or resulting from the seepage, leakage, or other transmission of Hazardous Substances from other real property to the Premises, whether or not caused by a party to this Lease and whether occurring before or after the Commencement Date.

            IMMATERIAL LOSS. An "IMMATERIAL LOSS" shall mean any Casualty or Condemnation if: (a) Restoration is reasonably feasible; and (b) the cost to Restore would not exceed $500,000 times the CPI Adjustment Factor.

            IMPOSITIONS. The "IMPOSITIONS" shall mean all general and special real estate taxes (including any taxes on FF&E, sales taxes, use taxes, and the like), BID payments, assessments, water and sewer rents, rates and charges, excises, levies, license and permit fees, fines, penalties and other governmental charges and any interest or costs with respect thereto, charges for any easement or agreement benefiting the Premises (except to the extent such agreement or easement is not a Permitted Exception, unless made by Landlord at Tenant's request), and charges for public and private utilities (including gas, electricity, light, heat, air conditioning, power and telephone and other communication services), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time before or during the Term and applicable to the Term or any part thereof may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or charged with respect to or become a lien on, the Premises, or the sidewalks or streets in front of or adjoining the Premises, or any vault, passageway or space in, over or under such sidewalk or street, or any other appurtenances of the Premises, or any FF&E, Equipment or other facility used in the operation thereof, or the rent or income received therefrom, or any use or occupancy thereof, or the Rent, or any document to which Tenant is a party creating or transferring an interest or estate in the Premises (other than on account of any actions or omissions of Landlord). The "IMPOSITIONS" shall not, however, include any of the following, all of which Landlord shall pay before delinquent or payable only with a penalty: (a) any franchise, income, excess profits, estate, inheritance, succession, transfer, gift, corporation, business, capital levy, or profits tax, or license fee, of Landlord; (b) the incremental portion of any of the items listed in this paragraph that would not have been levied, imposed or assessed but for any sale or other direct or indirect transfer of the Fee Estate or of any Equity Interest in Landlord during the Term; (c) any items listed in this paragraph that would not have been payable but for any act or omission of Landlord; (d) any items listed in this paragraph that are levied, assessed, or imposed against the Premises during the Term based on the recapture or reversal of any previous tax abatement or tax subsidy, or compensating for any previous tax deferral or reduced assessment or valuation, or correcting a miscalculation or misdetermination, relating to any period(s) before the Commencement Date; and (e) interest, penalties, and other charges for items "a" through "d." Notwithstanding the foregoing, (1) Tenant shall be responsible for and shall pay any tax on Rent and any occupancy or rent tax that accrues during the Term and (2) if at any time during the Term the method of taxation prevailing at the Commencement Date shall be altered so that any new tax, assessment, levy (including any municipal, state or federal levy), imposition, or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Premises and shall be imposed upon Landlord, then all such new taxes, assessments, levies, impositions, or charges, or the part thereof to the extent that they are so measured or based, shall be deemed to be included within the term "Impositions," to the extent that such

Impositions would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as this Lease requires for the payment of Impositions, except to the extent that such tax, assessment, or levy referred to in item "2" is not included in the definition of "Impositions" under the preceding sentence.

            IMPROVEMENTS. The "IMPROVEMENTS" shall mean, collectively, the Concourse Area A and Concourse Area B and all facilities, structures, and other improvements of every kind, nature and description and used in connection therewith and now located or hereafter erected, constructed or placed upon or within Concourse Area A and/or Concourse Area B and used in connection therewith and all fixtures constituting a part thereof, and all alterations, changes and additions thereto.

            INDEMNIFY. Wherever this Lease states that any Indemnitor shall "INDEMNIFY" any Person from, against, or for a particular matter, this shall mean the Indemnitor shall indemnify the Indemnitee and defend and hold the Indemnitee harmless from and against any and all loss, cost, claims, liability, penalties, judgments, damages or other injury, detriment, or expense (including Legal Costs, interest and penalties) reasonably incurred or suffered by the Indemnitee on account of the matter that is the subject of such indemnification or in enforcing the Indemnitor's indemnity.

            INDEMNITEE. An "INDEMNITEE" shall mean: (a) a party entitled to be Indemnified under this Lease and (b) its partners, members, officers, directors, agents, employees, and mortgagees).

            INDEMNITOR. An "INDEMNITOR" shall mean a party that agrees to Indemnify any other Person.

            INSTITUTIONAL LENDER. An "INSTITUTIONAL LENDER" shall mean: (1) a bank (state, federal or foreign), trust company (in its individual or trust capacity), insurance company, credit union, savings bank (state or federal), pension, welfare or retirement fund or system, real estate investment trust, a nationally recognized investment bank, a finance subsidiary of a Fortune 500 company (such as AT&T Capital Corporation or General Electric Capital Corporation), real estate mortgage investment conduit, or securitization trust;
(2) any issuer of collateralized mortgage obligations or any similar investment entity (provided that such issuer or other entity is publicly traded or was or is sponsored by an entity that otherwise constitutes an Institutional Lender or has a trustee that is, or is an Affiliate of, any entity that otherwise constitutes an Institutional Lender); (3) any Person that is a wholly owned subsidiary of or is a combination of any one or more of the foregoing Persons; or (4) any of the foregoing when acting as trustee for other lender(s) or investor(s), whether or not such other lender(s) or investor(s) are themselves Institutional Lenders.

            INSUBSTANTIAL CONDEMNATION. An "INSUBSTANTIAL CONDEMNATION" shall mean any Condemnation except: (1) a Substantial Condemnation or (2) a Temporary Condemnation.

            LANDLORD. The "LANDLORD" initially shall mean the Landlord named in the opening paragraph of this Lease. After every transfer of the Fee Estate, "Landlord" shall mean only the owner(s) of the Fee Estate at the time in question.

            LANDLORD'S AIR RIGHTS. The "LANDLORD'S AIR RIGHTS" shall mean all unused development rights and so called "air rights" appurtenant to and otherwise used in connection with Concourse Area A and/or Concourse Area B and, to the extent of Landlord's interest therein, the Excluded Premises.

            LANDLORD'S EQUIPMENT. The "LANDLORD'S EQUIPMENT" shall mean, collectively, all fixtures and personal property incorporated in or attached to and used or usable in the operation of all shop, engine house and repair facilities, track machinery and equipment (including machinery and equipment located in yards or terminals for the repair and servicing of trains, cars or locomotives), electric transmission lines, catenary, water chilling equipment, and all other machinery, apparatus, devices, motors, dynamos, engines, compressors, pumps, boilers and burners; all ties, rails, switches and other track material, track laying and servicing material, all signals system apparatus, including interlockers, sidings, turn outs, turntables, fences, pipes, tanks and fittings.

            LANDLORD'S IMPROVEMENTS. The "LANDLORD'S IMPROVEMENTS" shall mean, collectively, all of Landlord's right, title and interest in, to and under the tracks and platforms situated below Concourse Area A, Concourse Area B and the Farley Building (such platforms constituting a portion of Lot 781, Lots 1 and 2, and of the subsurface of Lot 755, Lot 40, and of the subsurfaces of Seventh Avenue, West 32nd Street, West 33rd Street and Eighth Avenue).

            LAWS. The "LAWS" shall mean all laws, ordinances, requirements, orders, proclamations, directives, rules, and regulations of any Government affecting the Premises or this Lease in any way, including the development, improvement, alteration, use, maintenance, taxation, operation, or occupancy of, or environmental conditions affecting, the Premises or any part of the Premises, or relating to any Impositions, or otherwise relating to this Lease or the parties' rights and remedies under this Lease, or any Transfer of any of the foregoing, whether in force at the Commencement Date or passed, enacted or imposed at some later time, subject in all cases, however, to any applicable waiver, variance, or exemption.

            LEASEHOLD ESTATE. The "LEASEHOLD ESTATE" shall mean Tenant's leasehold estate and all of Tenant's rights and privileges under this Lease, upon and subject to all the terms and conditions of this Lease, and any part of such leasehold estate and any direct or indirect interest in such leasehold estate.

            LEASEHOLD IMPAIRMENT. A "LEASEHOLD IMPAIRMENT" shall mean any of the following, whether expressly provided for in this Lease or resulting from any future agreement between Landlord and Tenant or from the unilateral action of either of them: (a) cancellation, termination, surrender, acceptance of surrender, waiver, abandonment, amendment, modification, severance, or rejection of this Lease, in whole or in part; (b) subordination of this Lease to any Fee Mortgage or other encumbrance on the Fee Estate; (c) execution or modification of any encumbrance (prior to this Lease and the Leasehold Estate) affecting the Fee Estate; (d) Tenant's consent to: (i) any of the foregoing or (ii) any other matter of a material nature that requires Tenant's consent under this Lease; or
(e) either party's delivery of any notice to the other that impairs or may impair, or purports to limit the exercise of, any Leasehold Mortgagee's rights and remedies under its Leasehold Mortgage or this Lease.

            LEASEHOLD MORTGAGE. A "LEASEHOLD MORTGAGE" shall mean any Mortgage:
(a) that encumbers the Leasehold Estate or any interest in the Leasehold Estate;
(b) a copy of which (recorded or unrecorded) is promptly after execution delivered to Landlord, with a certification by the Leasehold Mortgagee that the copy is accurate and stating the name and Notice address of the Leasehold Mortgagee; and (c) that is held by a Leasehold Mortgagee that is an Institutional Lender and not a Prohibited Person.

            LEASEHOLD MORTGAGE BALANCE. The "LEASEHOLD MORTGAGE BALANCE" means the total amount of all sums secured by any and all Leasehold Mortgage(s), including principal, interest, default interest, late charges, reimbursement of protective advances, yield maintenance premium, prepayment fee, and all other amounts whatsoever secured by any such Leasehold Mortgage.

            LEASEHOLD MORTGAGEE. A "LEASEHOLD MORTGAGEE" shall mean a Mortgagee holding a Leasehold Mortgage. If a Leasehold Mortgagee assigns its Leasehold Mortgage or changes its address, then Landlord shall not be bound by the assignment or change unless and until the affected Leasehold Mortgagee(s) has/have given Landlord Notice of the name and address of the holder of the new Leasehold Mortgage.

            LEASEHOLD MORTGAGEE'S CONSENT. A "LEASEHOLD MORTGAGEE'S CONSENT" for any matter that expressly refers to "Leasehold Mortgagee's Consent" shall mean Leasehold Mortgagee's prior written consent to such matter. If this Lease requires Leasehold Mortgagee's Consent for a particular matter, then such Leasehold Mortgagee may withhold consent for any reason or no reason (i.e., in its sole, absolute, and unreviewable discretion) except where this Lease or the Leasehold Mortgage (or any loan document secured by the Leasehold Mortgage) expressly states otherwise. When no Leasehold Mortgagee exists, references to Leasehold Mortgagee's Consent shall be disregarded. Nothing in this definition shall require Landlord to obtain (or to confirm that Tenant obtained) any consent from any Leasehold Mortgagee except where this Lease expressly requires "Leasehold Mortgagee's Consent."

            LEASEHOLD MORTGAGEE'S CURE. "LEASEHOLD MORTGAGEE'S CURE" shall mean, subject to and in accordance with this Lease, any Leasehold Mortgagee's: (a) actions taken to cure a Default, whether or not successful, and/or (b) cure of such Default.

            LEASEHOLD MORTGAGEE'S CURE RIGHTS. "LEASEHOLD MORTGAGEE'S CURE RIGHTS" shall mean all rights of Leasehold Mortgagee(s) under this Lease to effectuate any Leasehold Mortgagee's Cure.

            LEGAL COSTS. The "LEGAL COSTS" of any Person shall mean all reasonable costs and expenses such Person incurs in any legal proceeding (or other matter for which such Person is entitled to be reimbursed for its Legal Costs), including reasonable attorneys' fees, court costs, and expenses at the trial and any appellate level, and in or as a result of any Bankruptcy Proceedings.

            LIABILITY INSURANCE. The "LIABILITY INSURANCE" shall mean general comprehensive public liability insurance against claims for personal injury, death, or property damage occurring upon, in, or about the Premises or adjoining streets and passageways, providing coverage for a combined single limit of $100 million for any one accident or in the aggregate.

            LIRR. The "LIRR" shall mean the Long Island Rail Road Company, a body corporate and politic constituting a public benefit corporation of the State of New York and having an office at Jamaica Station, Jamaica, New York 11435.

            LOSS. A "LOSS" shall mean any Casualty or Condemnation.

            LOSS PROCEEDS. The "LOSS PROCEEDS" shall mean Condemnation Award(s) and/or Property Insurance Proceeds.

            MAJOR CONSTRUCTION WORK. The term "MAJOR CONSTRUCTION WORK" shall mean any Construction Work whose estimated cost exceeds $1,000,000 times the CPI Adjustment Factor.

            MEMORANDUM OF LEASE. A "MEMORANDUM OF LEASE" shall mean a memorandum of this Lease, in recordable form, setting forth the following provisions of this Lease: (a) information required by statute; (b) restrictions on Transfers, zoning lot mergers, and Fee Mortgages, if any; and (c) such other information as the parties hereto agree to set forth therein.

            MONETARY DEFAULT. A "MONETARY DEFAULT" shall mean any failure by Tenant to: (1) pay, when and as this Lease requires, any Rent, including Additional Rent, whether to Landlord or to a third party, subject in all applicable cases to Tenant's Right of Contest; (2) pay as they become due all insurance premiums that this Lease requires Tenant to pay; or (3) properly apply any Loss Proceeds or other money, if any, that this Lease requires Tenant to apply in a particular manner or for a particular purpose.

            MORTGAGE. A "MORTGAGE" shall mean any mortgage, deed of trust, security deed, contract for deed, deed to secure debt, or other voluntary real property (including leasehold) security instrument(s) or agreement(s) intended to grant real property (including leasehold) security for any obligation (including a purchase-money or other promissory note) encumbering the Leasehold Estate or the Fee Estate, as entered into, renewed, modified, consolidated, increased, decreased, amended, extended, restated, assigned, collaterally assigned, or supplemented from time to time, unless and until paid, satisfied, and discharged of record. A Mortgage may be either a Fee Mortgage or a Leasehold Mortgage or both.

            MORTGAGEE. A "MORTGAGEE" shall mean a holder of any Mortgage and its successors and assigns.

            MORTGAGEE PROTECTIONS. The "MORTGAGEE PROTECTIONS" shall mean, for any Mortgagee, all rights, protections, and privileges of such Mortgagee under this Lease, including: (1) any right to receive Notices and/or to cure defaults (including, in the case of a Leasehold Mortgagee, all Leasehold Mortgagee's Cure Rights); (2) in the case of a Leasehold Mortgagee, any requirement for Leasehold Mortgagee's Consent and all provisions regarding a New Lease; and (3) all other rights, remedies, protections, privileges, and powers of such Mortgagee and anyone claiming through or under such Mortgagee, including (in the case of any Leasehold Mortgagee) a New Tenant and any Successor Tenant.

            NEW LEASE. A "NEW LEASE" shall mean a new lease of the Premises, effective as of (or retroactively to) the Expiration Date of this Lease, for the remainder of the Term of this Lease, through and including the Scheduled Expiration Date, considered as if this Lease had not been terminated, with New Tenant, on all the same terms and provisions of this Lease, and in the same form as this Lease, whether entered into pursuant to this Lease or by agreement between Landlord and a New Tenant. Any New Lease shall include all rights and privileges of Tenant under this Lease, but shall not include any Excised Obligations or any Leasehold Impairments made without Leasehold Mortgagee's Consent and shall be subject to all matters which this Lease is subject to including, without limitation, the Reserved Rights. Any New Lease or a memorandum thereof shall be in recordable form, and shall include all Mortgagee Protections for the benefit of New Tenant's Leasehold Mortgagee(s).

            NEW LEASE DELIVERY DATE. A "NEW LEASE DELIVERY DATE" shall mean the date when Landlord and New Tenant enter into and deliver a New Lease.

            NEW LEASE OPTION PERIOD. A "NEW LEASE OPTION PERIOD" shall mean, if any Expiration Date occurs (except because of (1) the Scheduled Expiration Date;
(2) a Casualty Termination; or (3) a Substantial Condemnation), a period that begins on such Expiration Date and ends 90 days after Landlord has Notified all Leasehold Mortgagee(s) of such Expiration Date. The New Lease Option Period shall be tolled and extended: (x) during any Bankruptcy Proceeding affecting Landlord; (y) whenever Leasehold Mortgagee's right to require Landlord to enter into a New Lease is otherwise materially restricted or impaired, other than because of Leasehold Mortgagee's acts or omissions; and (z) for 30 days after either "x" or "y." All Leasehold Mortgagees, considered as a group, shall have only a single New Lease Option Period. No individual Leasehold Mortgagee shall have a separate or sequential New Lease Option Period.

            NEW TENANT. A "NEW TENANT" shall mean the Leasehold Mortgagee that requests (and/or obtains) a New Lease or such other Tenant under a New Lease as such Leasehold Mortgagee shall determine (but excluding the Tenant originally named in this Lease and its Affiliates), all as designated by such Leasehold Mortgagee by Notice to Landlord. Any New Tenant shall have all the same rights and obligations as Tenant under this Lease, subject to: (a) the definition of a New Lease; and (b) the Nonrecourse Clause.

            NJT. The "NJT" shall mean New Jersey Transit Corporation, a public instrumentality of the State of New Jersey.

            NON-MONETARY DEFAULT. A "NON-MONETARY DEFAULT" shall mean occurrence of any of the following, except a Monetary Default: (1) any substantial breach by Tenant of its obligations under this Lease; (2) Tenant's failure to comply with material restrictions or prohibitions in this Lease; or (3) any other event or circumstance that, with passage of time or giving of notice, or both, or neither, would constitute an Event of Default.

            NOTICE. A "NOTICE" shall mean any approval, consent, demand, designation, election, notice, or request, including one relating to a Default, alleged Default, Event of Default, or termination (or alleged termination) of this Lease, that any party gives regarding this Lease.

Notices shall be delivered, and shall become effective, only in accordance with the Section of this Lease entitled "Notices."

            NOTIFY. The word "NOTIFY" shall mean give a Notice.

            PERMITTED EXCEPTIONS. The "PERMITTED EXCEPTIONS" shall mean all: (1) title exceptions affecting the Fee Estate and constituting exceptions in Tenant's leasehold policy of title insurance covering the Leasehold Estate; (2) title exceptions (including Subleases) caused by Tenant's acts or omissions, consented to or requested by Tenant in writing (with Leasehold Mortgagee's Consent), or resulting from Tenant's failure to comply with this Lease; (3) Applications and Filings entered into at Tenant's request (with Leasehold Mortgagee's Consent); (4) terms and provisions of either this Lease or a New Lease; and (5) additional matters listed on EXHIBIT D.

            PERSON. A "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, Government, or other entity. (The foregoing definition does not limit any Transfer restrictions in this Lease.)

            POST-REJECTION OFFSET AMOUNT. A "POST-REJECTION OFFSET AMOUNT" shall mean, after rejection of this Lease in a Bankruptcy Proceeding affecting Landlord, the amount of any offset that Tenant may claim under 11 U.S.C. ss. 365(h)(1)(B) or any similar statute.

            PRIME RATE. The "PRIME RATE" shall mean the prime rate or equivalent "base" or "reference" rate for corporate loans that, at Landlord's election, by Notice to Tenant, is from time to time: (a) published in the Wall Street Journal; (b) announced by any large United States "money center" commercial bank Tenant designates; or (c) if such rate is no longer so published or announced, then a reasonably equivalent rate published by an authoritative third party that Landlord reasonably designates. Notwithstanding anything to the contrary in this paragraph, the Prime Rate shall never exceed a rate of interest that would otherwise require any party to pay interest above the highest rate legally permitted under the circumstances.

            PROHIBITED LIENS. A "PROHIBITED LIEN" shall mean any mechanic's, vendor's, laborer's or material supplier's statutory lien or other similar lien arising from work, labor, services, equipment, or materials supplied, or claimed to have been supplied, to Tenant or any Subtenant (or anyone claiming through either), which lien attaches (or may attach upon termination of this Lease) to the Fee Estate or any Excluded Premises.

            PROHIBITED PERSON. A "PROHIBITED PERSON" shall mean any Person that is: (a) immune from civil process whether automatically or at the election of such Person; (b) Controlled by a convicted felon or by any Person whose business reputation is such that in either Landlord's or Tenant's reasonable determination a reasonable and typical Institutional Lender would, because of such business reputation, refuse to make a substantial loan to such Person; (c) more likely than not to cause a Rating Agency to object to having such Person or its Affiliate as the borrower under a securitized loan or to determine that any such loan does not meet Rating Agency Requirements; (d) debarred from obtaining federal, state, or municipal contracts; or (e) not subject to the jurisdiction of the courts of the State. Notwithstanding the above, in no event shall (i) any successor in interest to Landlord by reason of the sale, transfer, conveyance, assignment (by operation by laws or otherwise), merger, consolidation, amalgamation or other disposition, directly or indirectly, by operation of law or otherwise, of all or substantially all of the business and assets of Landlord or the stock of Landlord, (ii) the United States Department of Transportation or (iii) any agency, instrumentality or quasi-governmental entity thereof including, without limitation, the Federal Railroad Administration; in any case, be or be deemed to be a Prohibited Person.

            PROPERTY INSURANCE. The "PROPERTY INSURANCE" shall mean property insurance against all loss customarily included under so called "All Risk" policies including flood, earthquake, vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Premises in nature, use, location, height, and type of construction. The amount of such "All Risk" insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Premises, calculated as if the Premises could be fully restored at its present location. Each such insurance policy shall contain an agreed amount and replacement cost value endorsement and shall cover all tenant improvements and betterments comprising a portion of the Premises. If the insurance required under this paragraph is not obtained by blanket insurance policies, the insurance policy shall be endorsed to also provide guaranteed building replacement cost.

            PROPERTY INSURANCE PROCEEDS. The "PROPERTY INSURANCE PROCEEDS" shall mean net proceeds (after reasonable costs of adjustment and collection, including Legal Costs) of Property Insurance, when and as received by Landlord, Tenant, Depository, or any Mortgagee.

            RATING AGENCY REQUIREMENTS. The "RATING AGENCY REQUIREMENTS" shall mean any: (a) requirements of any rating agency that rates or has rated any securities issued pursuant to a securitization that includes any interest in any indebtedness secured by a Leasehold Mortgage; or (b) standards or criteria that any such rating agency requires to be satisfied for any such securities to obtain or maintain any specified rating or to maximize the face amount of any securities qualifying for a particular rating.

            RENT. The "RENT" shall mean Fixed Rent and Additional Rent.

            RESERVED RIGHTS. The "RESERVED RIGHTS" shall mean the rights of Landlord and of the Landlord's invitees, licensees, and other designees to enter the Premises for the following purposes, provided that such activities do not unreasonably interfere with the use and operation of the Premises: (a) to install, operate, maintain, repair, replace, expand, contract, and otherwise modify any Excluded Premises and perform any Construction Work; (b) in the course of any operation, maintenance, repair, replacement, expansion, contraction, or other modification of any railroad and/or building system; and
(c) to fulfill any of Landlord's obligations under any agreement, instrument or document with NJT and/or LIRR.

            RESTORATION. A "RESTORATION" shall mean, upon a Casualty or an Insubstantial Condemnation, the safeguarding, clearing, repair, restoration, alteration, replacement, rebuilding, and reconstruction of the damaged or remaining improvements located at the Premises as nearly as practicable to their class, condition, quality, and value immediately before such Loss, with such alterations (including demolition) as Tenant shall make in conformity with this Lease, subject to any changes in Laws that would limit reconstruction.

            RESTORATION FUNDS. The "RESTORATION FUNDS" shall mean any Loss Proceeds (and deposits by Tenant) to be applied to Restoration.

            RESTORE. "RESTORE" shall mean accomplish a Restoration.

            RETAIL OPERATIONS. The "RETAIL OPERATIONS" shall mean, in accordance with past practices: (a) operation of the retail stores that are located in the Premises and serve the passengers and other customers using Pennsylvania Station; and (b) performance of such actions and provision of such services to the tenants of such retail stores as the leases of such retail stores require.

            RPAPL. The "RPAPL" shall mean New York Real Property Actions and Proceedings Law.

            SCHEDULED EXPIRATION DATE. The "SCHEDULED EXPIRATION DATE" shall mean June 14, 2032.

            SENIOR. The term "SENIOR," when referring to multiple Mortgage(s), shall mean the most senior in lien.

            SINGLE PURPOSE ENTITY. A "SINGLE PURPOSE ENTITY" shall mean an entity that: (a) has no assets, property, or activities (except its interest in the Premises and any directly related assets, property, and activities) and no liabilities except those directly arising from its interest in the Premises or as permitted or required by this Lease; (b) maintains complete, separate, and accurate books, records, and accounts relating solely to its own affairs; (c) does not commingle its accounts, funds, or money with those of any other person;
(d) does not cause or permit its affairs to be combined, to any degree, with those of any other entity; (e) holds itself out as being an independent and separate entity for all purposes, with no liability for the debts or obligations of any other person; (f) does not cause or permit any other person to hold itself out as being responsible for the debts and obligations of such other person; and (g) otherwise in all material respects is and remains a single-purpose entity in compliance with all then-applicable standards and criteria of all of Fitch, Inc.; Moody's Investors Service; and Standard & Poor's.

            STATE. The "STATE" shall mean the state or commonwealth where the Premises are located.

            STRUCTURE. The "STRUCTURE" of the Premises shall mean only the foundation, footings, concrete subfloors, structural supports, load-bearing walls, and roof support system of or surrounding the Premises.

            SUBLEASE. A "SUBLEASE" shall mean any sublease of the Premises or any part of the Premises, or any other agreement or arrangement (including a license, occupancy, concession, or management agreement) made by Tenant granting any third party the right to occupy, use or possess all or any portion of the Premises, together with any subsublease or any further level of subletting of the Premises or any part of the Premises, as any of the foregoing may be assigned, extended, renewed, or amended from time to time. Any reference to Subleases in this Lease shall not be deemed to limit, diminish, impair, or waive any restrictions on Subleases set forth in this Lease.

            SUBRENT. The "SUBRENT" shall mean all subrents and other money due and payable by Subtenants under Subleases.

            SUBSTANTIAL CONDEMNATION. A "SUBSTANTIAL CONDEMNATION" shall mean any Condemnation that (a) takes the entire Premises; or (b) in Tenant's reasonable determination (with Leasehold Mortgagee's Consent) renders the remaining Premises Uneconomic.

            SUBTENANT. A "SUBTENANT" shall mean any person having rights of occupancy, use, or possession under a Sublease.

            SUCCESSOR TENANT. A "SUCCESSOR TENANT" shall mean: (1) any assignee, purchaser, or transferee of the Leasehold Estate through a Foreclosure Event, including a Leasehold Mortgagee; and (2) such purchaser's, transferee's, or assignee's direct and indirect successors and assigns. Any Successor Tenant shall have all the rights and obligations of Tenant under this Lease, subject to the Nonrecourse Clause.

            TEMPORARY CONDEMNATION. A "TEMPORARY CONDEMNATION" shall mean a Condemnation of the temporary right to use or occupy all or part of the Premises.

            TENANT'S CURE PERIOD EXPIRATION NOTICE. A "TENANT'S CURE PERIOD EXPIRATION NOTICE") shall mean a Notice, from Landlord to all Leasehold Mortgagees, that for any particular alleged Default: (1) states that Tenant's cure period has expired; (2) describes such alleged Default in reasonable detail; (3) cites the provision of this Lease under which such alleged Default arose; and (4) specifies the duration of the relevant Leasehold Mortgagee's Cure Rights. For all Leasehold Mortgagees, any Tenant's Cure Period Expiration Notice shall become effective only when Landlord has delivered it to all Leasehold Mortgagees. Landlord need not deliver sequential Tenant's Cure Period Expiration Notices to multiple Leasehold Mortgagees.

            TENANT-SPECIFIC DEFAULT. A "TENANT-SPECIFIC DEFAULT" shall mean any Default that: (a) is not reasonably susceptible of cure by a Leasehold Mortgagee, such as (to the extent, if any, that it actually constitutes a Default under this Lease) any Default resulting from a Bankruptcy Proceeding affecting any Person; prohibited transfer; prohibited change of management; failure to deliver required financial information within Tenant's control; failure to remove or retain any particular officer, employee, or director of Tenant; failure to comply with restrictions or requirements regarding nondisclosure, competition, or obligations regarding other activities that relate to other real property of Landlord or Tenant; (b) by its nature relates only to, or can reasonably be performed only by, Tenant or its Affiliates; or
(c) consists of Tenant's failure to satisfy or discharge any lien, charge, or encumbrance that: (1) attaches to the Leasehold Estate but not the Fee Estate;
(2) is junior to the Leasehold Mortgage; and (3) this Lease prohibits.

            TENANT-SPECIFIC OBLIGATION. A "TENANT-SPECIFIC OBLIGATION" shall mean any obligation whose breach would constitute a Tenant-Specific Default.

            TERM. The "TERM" shall mean a term beginning on the date hereof and ending on the Scheduled Expiration Date.

            TRACKAGE RIGHTS. The "TRACKAGE RIGHTS" shall mean, collectively, all of Landlord's right, title and interest in and to any and all operating and trackage rights below the Premises, including the rights of Landlord to: (i) operate trains, cars and locomotives (commercial, freight and passenger); (ii) provide through and local train service (commercial, freight, passenger, and mail); (iii) operate long haul (through) train service (commercial, freight, passenger and mail); (iv) provided that such activities do not unreasonably interfere with the use and operations of the Premises, use or occupy any portion of the Premises to operate any and all of the foregoing equipment, facilities, and services; and (v) exercise Landlord's rights under the Franchise Agreement.

            TRANSFER. A "TRANSFER" of any property shall mean any of the following, whether by operation of law or otherwise, whether voluntary or involuntary, and whether direct or indirect: (a) any sale, grant, conveyance, assignment, mortgage, pledge, hypothecation, or other transfer, whether direct or indirect, of all or any part of such property, or of any legal, beneficial, or equitable interest or estate in the same or any portion thereof (including the grant of any lien, easement, or other encumbrance); (b) any sale, other transfer, issuance, modification, conversion, exchange, or other reallocation(s) of any Equity Interest(s) in the owner of such property by the holder of such Equity Interest(s); (c) any other direct, indirect, voluntary, or involuntary transfer, assignment, sale, conveyance, pledge, or hypothecation affecting any Equity Interest(s) or any other interest in such property or in any such owner (or in any other direct or indirect owner at any higher tier of ownership) through any manner whatsoever; or (d) any transaction that is in substance equivalent to any of the foregoing transactions. A transaction affecting Equity Interests in Tenant or another entity, as referred to in clauses "b" through "d," shall be deemed a Transfer by Tenant even though Tenant is not technically the transferor. The term "TRANSFER" shall not, however, include any transfer (provided that the other party to this Lease has been given Notice of such transfer) of an Equity Interest that constitutes a mere change in form of ownership with no material change in beneficial ownership and is a tax-free transaction under federal income tax law and New York State real estate transfer tax law.

            TRANSPORTATION INFRASTRUCTURE. The "TRANSPORTATION INFRASTRUCTURE" shall mean all present and future equipment (including elevators and escalators), machinery, communications lines and devices (including public address lines and devices), non-retail signage, utilities, and other property of any kind that in each of the foregoing cases: (a) is necessary or appropriate to the operation of the train station presently known as Pennsylvania Station as opposed to Retail Operations; (b) is owned or leased by Landlord or any Affiliate of Landlord; and (c) if removed, would not materially interfere with or impair the use of the Premises as the same are now being used.

            UNAVOIDABLE DELAY. An "UNAVOIDABLE DELAY" shall mean delay in performance of any obligation under this Lease (excluding any obligation to pay money) arising from or on account of any cause whatsoever beyond the reasonable control of the Person required to perform, notwithstanding such Person's reasonable diligent efforts, including industry-wide strikes, labor troubles or other union activities (but only to the extent such actions (a) affect similar premises at that time and (b) do not result from an act or omission of the Person claiming

Unavoidable Delay), such Person's inability to obtain required labor or materials after reasonable commercial efforts to do so, litigation (unless caused by the party claiming Unavoidable Delay), Loss, accidents, Laws, governmental preemption, war, or riots. Unavoidable Delay shall not include any delay caused by the insolvency, financial condition, or illiquidity of the Person obligated to perform. A party required to perform under this Lease shall give the other party Notice within 30 days after such party knows of any such Unavoidable Delay and shall give the other party Notice within 10 days after such Unavoidable Delay ceases to exist. Where this Lease states that performance of any obligation is subject to Unavoidable Delay(s) or words of similar import, such Unavoidable Delay(s) shall extend the time permitted for such performance only by the number of days by which such Unavoidable Delay(s) actually delayed such performance.

            UNECONOMIC. Any fact, circumstance, or event shall render the Premises "UNECONOMIC" if it does or would, in Tenant's reasonable judgment, with Leasehold Mortgagee's Consent: (1) materially diminish the value or utility of the Premises; (2) prevent all or a substantial part of the Premises from being used for its previously intended purpose; (3) materially impairs any material service(s) necessary or appropriate for economic operation of the Premises; (4) cause all or part of the Premises not to comply with any operating requirements under any license or franchise held by Tenant; (5) prevent Tenant from reasonably operating the Premises for retail and office uses, whether in a manner substantially consistent with past practice or on a scale that is smaller but nevertheless profitable (after taking into account the payment of all expenses) and reasonably feasible; or (6) cause Tenant's operation of all or part of the Premises to be impracticable or commercially unreasonable.

            VEHICULAR/PEDESTRIAN PASSAGEWAY. The "VEHICULAR/PEDESTRIAN PASSAGEWAY" shall mean all of Landlord's right, title and interest in, to, and under the area located above Concourse Area A and Concourse Area B on the Site Plan attached as EXHIBIT E running between 33rd Street and 31st Street identified as "taxi drive" thereon.

            WAIVER OF SUBROGATION. A "WAIVER OF SUBROGATION" shall mean a provision in, or endorsement to, any policy of property insurance, by which the insurance carrier agrees to waive all rights of recovery by way of subrogation against either party to this Lease in connection with any loss covered by such policy.

      2     DEMISING OF PREMISES; TERM.

            2.1 DEMISE. Landlord hereby leases and demises the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term, subject to the Permitted Exceptions. Anything contained in this Lease to the contrary notwithstanding, in no event shall this Lease be or be deemed to be an assignment, conveyance, release, sublet or other transfer of Landlord's interest in and to (a) the Level A and Platform Lease, dated August 5, 1988 by and between Landlord, as lessor, and the LIRR, as lessee or (b) the East End Concourse Lease, dated September 29, 1997, and by and between Landlord, as lessor, and NJT, as Lessee, or (c) any of the other instruments, documents and agreements between the parties thereto and their successors and assigns.

            2.2 TERM. The Term shall commence on the Commencement Date. The Term shall continue until 11:59 p.m. on the Scheduled Expiration Date, unless terminated sooner.

      3     RENT.

            3.1 FIXED RENT. Tenant shall pay Landlord, without notice or demand, in lawful money of the United States of America, a net rental (the "FIXED RENT") equal to $300,000,000.

            3.2 PAYMENT; PRORATION; ETC. Tenant shall pay Fixed Rent in one installment in advance on the date hereof. Tenant shall pay all other items of Rent payable to Landlord by good and sufficient check payable to Landlord or by wire transfer, at such address as Landlord shall designate from time to time. Landlord acknowledges receipt of the payment in full of Fixed Rent for the Term.

            3.3 ADDITIONAL RENT. In addition to Fixed Rent, Tenant shall pay Landlord (or the appropriate third party, as applicable), as additional rent under this Lease, all Additional Rent. Except where this Lease provides otherwise, Tenant shall pay all Additional Rent within 10 Business Days after receipt of an invoice and reasonable backup documentation.

            3.4 NO ALLOCATION TO FF&E. No Rent is allocable to any FF&E.

            3.5 NO OFFSETS. Tenant shall pay all Rent without offset, defense, claim, counterclaim, reduction, or deduction of any kind whatsoever.

            3.6 GOVERNMENT RESTRICTION ON RENT. During any period when any Rent shall be or become uncollectible, reduced, or required to be refunded because of any rent control Law or other Law (a "RENT REGULATION PERIOD"), Tenant shall enter into such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum Rent that, from time to time during such Rent Regulation Period, may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease to the extent then due and payable under this Lease). After any Rent Regulation Period: (a) Rent shall become and thereafter be payable in accordance with this Lease; and (b) Tenant shall promptly pay in full to Landlord, unless prohibited by Law, an amount equal to the difference, if any, between the following during the Rent Regulation Period: (1) the Rent that this Lease required Tenant to pay under the express terms of this Lease; less (2) the Rent Tenant actually paid.

      4     ADDITIONAL PAYMENTS BY TENANT; IMPOSITIONS.

            4.1 LANDLORD'S NET RETURN. This Lease shall constitute an absolutely "net lease." The Fixed Rent shall give Landlord an absolutely "net" return for the Term, free of any expenses or charges for the Premises, except as this Lease expressly provides. Tenant shall pay as Additional Rent and discharge (subject to Tenant's right of Contest or Landlord's obligation to perform acts or furnish services as this Lease expressly provides), before failure to pay shall create a material risk of forfeiture or penalty, each and every item of expense, of every kind and nature whatsoever, related to or arising from the Premises, or by reason of or in any manner connected with or arising from the development, leasing, operation, management, maintenance, repair, use, or occupancy of, or Construction Work affecting, the Premises or any portion of the Premises. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to pay any of the following and Tenant may offset against Rent any sums paid by Tenant on account of, and Landlord shall Indemnify Tenant with respect to the payment of, the following items payable, accrued, or incurred by Landlord: (a) Fee Debt Service; (b) depreciation, amortization, brokerage commissions, financing or refinancing costs, management fees, or leasing expenses for the Fee Estate or the Premises; (c) consulting, overhead, accounting, tax preparation, other professional fees, travel, legal and staff costs, bank service charges, and other costs incidental to Landlord's ownership of the Premises and administration and monitoring of this Lease, including such costs Landlord incurs in reviewing anything Tenant delivers under this Lease (except where this Lease expressly provides otherwise); (d) any costs or expenses that Landlord incurs in or for any litigation, except to the extent that this Lease requires Tenant to pay such costs or expenses; (e) any costs arising from or under any instrument or agreement affecting the Premises but not a Permitted Exception and to which Landlord is a party and Tenant is not a party; (f) any Impositions, insurance premiums, utilities, operating expenses, or other costs related to the Premises that accrued before the Commencement Date; (g) any sums payable by Landlord under this Lease; (h) any professional fees, consulting fees, or other costs Landlord incurs in reviewing any items delivered by Tenant under this Lease or otherwise in monitoring or administering this Lease or determining whether Tenant is in compliance with this Lease, except as this Lease otherwise expressly provides; (i) all costs related to or arising from the Excluded Premises; and (j) all other costs or expenses that, by their nature, are personal to Landlord or Landlord's investment in or ownership of the Fee Estate.

            4.2 IMPOSITIONS. During the Term (with daily proration for periods partially within the Term and partially outside the Term), Tenant shall pay and discharge as Additional Rent all Impositions, before failure to pay shall create a material risk to Landlord of forfeiture or penalty, subject however to Tenant's right of Contest as this Lease expressly provides. Tenant shall also pay all interest and penalties any Government assesses for late payment of any Imposition, except late payment assessed because Landlord failed to remit an Imposition (paid to Landlord by Tenant) in accordance with Tenant's reasonable instructions (provided they involve only ministerial functions) or failed to promptly forward Tenant a copy of any applicable bill that Landlord receives. In the latter case Landlord shall pay such interest and penalties. Tenant shall within a reasonable time after Notice from Landlord give Landlord reasonable proof that Tenant has paid any Imposition(s) that this Lease requires Tenant to pay. Tenant shall have the sole right and authority to contest Impositions, in compliance with the Contest Conditions.

            4.3 ASSESSMENTS IN INSTALLMENTS. To the extent permitted by Law, Tenant shall have the right to apply to have any assessment payable in installments. Tenant shall then pay and discharge only such installments as shall become due and payable during the Term.

            4.4 BID DECISIONS. If any proposal is made to include the Premises in any BID (or to modify any of the terms of any BID, including the amount or calculation of any required payments) and the owner of the Premises is entitled to vote in favor of or against such proposal, then Landlord shall determine how to vote and Tenant shall have no right to participate in such determination or vote. Tenant shall execute any documents Landlord reasonably requires to evidence and implement the requirements of this paragraph.

            4.5 DIRECT PAYMENT BY LANDLORD. If any Imposition or other Additional Rent must be paid directly by Landlord, then: (a) Landlord appoints Tenant as Landlord's attorney-in-fact for making such payment; and (b) if the payee nevertheless refuses to accept payment from Tenant, then Tenant shall Notify Landlord of such fact and shall pay such amount to Landlord in a timely manner accompanied by reasonable instructions on the further remittance of such payment. Landlord shall with reasonable promptness comply with Tenant's reasonable instructions. Landlord shall Indemnify Tenant against Landlord's failure to do so.

            4.6 UTILITIES. Tenant shall arrange and pay for all fuel, gas, light, power, water, sewage, garbage disposal, telephone, and other utility charges, and the expenses of installation, maintenance, use, and service in connection with the foregoing, for the Premises during the Term. Landlord shall have absolutely no liability or responsibility in connection with any of the foregoing, provided that Landlord performs its obligations regarding any related Applications and Filings. Nothing in this paragraph shall obligate Tenant to maintain, repair, pay for, replace, or operate any Excluded Premises. If Tenant causes any damage or interference to any Excluded Premises, then Landlord may repair such damage or interference and Tenant shall reimburse Landlord as Additional Rent for the reasonable cost of such repair.

            4.7 INTERACTION WITH AMTRAK SUBLEASE. Notwithstanding anything to the contrary in this Lease, to the extent that Amtrak Subtenant agrees to perform any obligation that is substantially similar to any obligation of Tenant under this Lease, if any Default occurs regarding such obligation (an "AMTRAK SUBTENANT DEFAULT"), such Amtrak Subtenant Default shall not constitute a Default for purposes of this Lease.

      5     USE.

            5.1 PERMITTED USE. Tenant may use the Premises for any legal purpose. In using the Premises, Tenant shall at no time interfere with or damage any Excluded Premises.

            5.2 CONTROL. Tenant shall have possession, occupancy, use, and management of the Premises, subject only to Permitted Exceptions, the Reserved Rights and the Excluded Premises. Tenant shall have the exclusive right to install signage on or at the Premises, or to Transfer the right to install such signage during the Term to a third party, in compliance with Law, except for signage that constitutes Transportation Infrastructure. Tenant may enter into, terminate, modify, amend, or waive any existing or future contracts relating to management or operation of the Premises and provision of services to the Premises. Any such contracts shall automatically expire on the Expiration Date. Tenant shall Indemnify Landlord for any claims relating to the control, possession, occupancy, and management of the Premises during the Term, subject only to the terms of this Lease.

            5.3 RAILROAD STATION OPERATIONS. Tenant acknowledges that the Premises are located in, and part of, a railroad station operated by Landlord and Landlord's designees or contractors. To facilitate the operation of such railroad station, Tenant shall not, in the course of its use and occupancy of the Premises (including any Construction Work) or exercise of any of Tenant's rights under this Lease or otherwise regarding the Premises, modify any of the following without Landlord's prior written consent, which may be withheld for any reason or no reason: (a) circulation patterns within the Premises (other than within areas that were leased to retail operators as of the Commencement Date); (b) access pathways to any of Landlord's Improvements (other than in connection with its enforcement of Landlord's Additional Covenants); (c) capacity, access controls, floor finishes, or other characteristics of either of "a" or "b"; or (d) configuration or layout of any of the foregoing. During any Construction Work, Landlord shall not unreasonably refuse to permit temporary interference with any of "a" through "d," but such interference shall be subject to such rules, regulations, restrictions, and requirements as Landlord shall reasonably establish from time to time based on past practices. Landlord may prohibit all such interference during "rush hour" periods as identified by Landlord in good faith from time to time, even if this requires Tenant to use overtime labor to perform Construction Work. Landlord may from time to time establish reasonable rules and regulations governing activities in the Premises, and may close portions of the Premises to the public, as reasonably necessary for the conduct of Landlord's railroad activities.

            5.4 MANAGEMENT FEES. Tenant shall timely pay and discharge all fees, costs, and expenses related to or arising from the management or operation of the Premises and the provision of services to the Premises.

      6     COMPLIANCE.

            6.1 GENERALLY. Tenant shall during the Term, at Tenant's expense, in all material respects; subject to Tenant's right of Contest, and except to the extent relating to any Excluded Premises: (a) comply with all Laws and Permitted Exceptions; and (b) procure and comply with all Approvals required by Law.

            6.2 COPIES OF NOTICES. Landlord shall promptly give Tenant a copy of any notice of any kind relating to the Premises or any Impositions (including any bill or statement), and any notice of nonrenewal or threatened nonrenewal of any Approval that Landlord receives from any Government, utility company, insurance carrier, insurance rating bureau, or other agency or authority having or claiming jurisdiction over, or an interest in, the Premises or its use, operation, or occupancy or Tenant's activities permitted by this Lease.

      7     MAINTENANCE AND ALTERATIONS.

            7.1 OBLIGATION TO MAINTAIN. Except to the extent that (a) this Lease otherwise expressly provides or permits or (b) Tenant is performing Construction Work in compliance with this Lease, Tenant shall during the Term keep and maintain the Premises in good order, condition, and repair as the same has been maintained prior to the date hereof, subject to Loss (governed by other provisions of this Lease), reasonable wear and tear, and any other conditions that this Lease does not require Tenant to repair. Tenant's obligation to maintain the Premises includes an obligation to make all repairs that the Premises (including plumbing, heating, air conditioning, ventilating, electrical, lighting, fixtures, walls, building systems, ceilings, floors, windows, doors, plate glass, and signs located in, on or at the Premises, together with any sidewalks and streets adjacent to the Premises) may require by Law from time to time during the Term, whether structural or nonstructural, foreseen or unforeseen, capital or operating. Notwithstanding anything to the contrary in this paragraph, Tenant shall have no obligation to maintain, and Landlord shall maintain, all Excluded Premises.

            7.2 CONSTRUCTION WORK. At Tenant's sole cost and expense, Tenant may but need not perform any Construction Work, without Landlord's consent, as Tenant shall consider necessary or appropriate, provided that such Construction
Work: (a) does not adversely affect or interfere with any Excluded Premises or the Reserved Rights; (b) does not diminish the value or utility of the Premises, Landlord's Fee Estate, or the use of the Premises (including capacity) for its existing purposes; and (c) complies with Law. Tenant shall not perform any Construction Work except in compliance with the preceding sentence and all other applicable requirements of this Lease. To the extent that Tenant commences any Construction Work, Tenant shall complete it with reasonable diligence and within a reasonable period. Tenant shall pay for all Construction Work when and as required by the parties that perform such Construction Work. At least 10 days before starting any Major Construction Work, Tenant shall give Landlord for such Construction Work: (w) a complete copy of Tenant's plans and specifications and schedule; (x) all contract(s); (y) proof of the insurance this Lease requires; and (z) such other documents and deliveries (including additional insurance) as Landlord shall reasonably require. All contracts for Construction Work shall provide that: (a) the contractor acknowledges that any mechanics' liens shall be enforceable solely against the Leasehold Estate and not the Fee Estate; and (b) at Landlord's option, Tenant may assign such contracts to Landlord. To the extent Landlord requires, Tenant shall assign any or all such contracts to Landlord, such assignment to be effective upon an Event of Default, all under documents reasonably satisfactory to Landlord. If any Construction Work is Major Construction Work, then Tenant shall deliver to Landlord, before commencing such Construction Work, a surety bond (or other security reasonably satisfactory to Landlord) on terms reasonably satisfactory to Landlord in an amount equal to 110% of the cost of such Construction Work. Tenant shall also deliver to Landlord such a bond or other security for any Construction Work undertaken by any retail Subtenant or subsubtenant if: (a) the estimated cost of such Construction Work exceeds $100,000 times the CPI Adjustment Factor; and (b) Landlord does not waive such bond or other security, such waiver not to be unreasonably withheld. All improvements that Tenant or anyone claiming through Tenant constructs in the Premises shall become part of the Improvements.

            7.3 PLANS AND SPECIFICATIONS. Promptly after completing any Major Construction Work, Tenant shall give Landlord copies of Tenant's plans and specifications and surveys (including working plans and specifications and "as-built" plans and specifications and surveys) for such Construction Work. Such deliveries are for Landlord's information only except to the extent, if any, this Lease otherwise expressly states.

            7.4 APPLICATIONS AND FILINGS. Upon Tenant's request, Landlord shall, without cost to Landlord, promptly join in and execute any Application or Filing as Tenant may from time to time request, provided that: (a) such Application or Filing is in customary form and imposes no material obligations (other than obligations that are ministerial in nature or merely require compliance with
Law) upon Landlord; (b) no uncured Event of Default exists; and (c) Tenant reimburses Landlord's Legal Costs incurred in performing under this paragraph.

            7.5 OTHER COOPERATION WITH APPROVALS. Promptly upon Tenant's request and without charge to Tenant, Landlord shall furnish all information in its possession that Tenant shall reasonably request and that is required in connection with the filing and prosecution of any Applications and Filings. Tenant shall, on Landlord's request, reimburse any Legal Costs that Landlord incurs in connection with the foregoing.

            7.6 LANDLORD NONAPPEARANCE. Unless an uncured Event of Default exists, Landlord shall not appear in opposition to any action or application brought, sought, or defended by Tenant before any Government arising out of any Application or Filing consistent with this Lease.

      8     PROHIBITED LIENS.

            8.1 TENANT'S COVENANT. If a Prohibited Lien is filed then Tenant shall, within 60 days after receiving Notice from Landlord of such filing (but in any case within 15 days after receipt of Notice from Landlord of commencement of foreclosure proceedings), commence appropriate action to cause such Prohibited Lien to be paid, discharged, bonded, or cleared from title under New York Lien Law Section 20 or any similar successor statute. Tenant shall thereafter prosecute such action with reasonable diligence and continuity. If Landlord receives notice of any such filing, then Landlord shall promptly Notify Tenant. Nothing in this Lease shall be construed to: (a) limit Tenant's right of Contest; or (b) obligate Tenant regarding any lien that results from any act or omission by Landlord. If any Subtenant causes a Prohibited Lien, then Tenant's obligations under this paragraph shall be suspended so long as both: (a) Tenant is with reasonable diligence endeavoring to cause the Subtenant to remove the Prohibited Lien; and (b) the holder of the Prohibited Lien has not commenced foreclosure proceedings.

            8.2 PROTECTION OF LANDLORD. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT UPON CREDIT, AND THAT NO MECHANIC'S OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE FEE ESTATE. NOTHING IN THIS LEASE SHALL BE DEEMED OR CONSTRUED IN ANY WAY TO CONSTITUTE LANDLORD'S CONSENT OR REQUEST, EXPRESS OR IMPLIED, BY INFERENCE OR OTHERWISE, TO ANY CONTRACTOR, SUBCONTRACTOR, LABORER, EQUIPMENT OR MATERIAL SUPPLIER FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS OR EQUIPMENT FOR ANY CONSTRUCTION WORK, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR, OR PERMIT THE RENDERING OF, ANY SERVICES, OR THE FURNISHING OF ANY MATERIALS THAT WOULD GIVE RISE TO THE FILING OF ANY LIENS AGAINST THE FEE ESTATE. TENANT SHALL INDEMNIFY LANDLORD AGAINST ANY CONSTRUCTION WORK UNDERTAKEN BY TENANT OR ANYONE CLAIMING THROUGH TENANT, AND AGAINST ALL PROHIBITED LIENS.

            8.3 LANDLORD'S ADDITIONAL COVENANT. Landlord, on behalf of itself and any entity owned or controlled by Landlord, any purchaser of all or substantially all of its assets, and their respective successors and assigns (each, a "LANDLORD PARTY"), covenants and agrees not to encumber, create, assume, hypothecate, pledge or grant a security interest in or grant a lien, charge or any other interest whatsoever in or with respect to the Landlord Improvements and/or Landlord's right, title and interest in, to and under the tracks and platforms situated below the Farley Building, whether superior or inferior to the rights and benefits of Tenant hereunder, except for or in connection with (i) Permitted Exceptions (e.g., the rights of LIRR and NJT),
(ii) future liens for property taxes and assessments not then delinquent, (iii) liens for real estate and personal property taxes and vault charges and all other taxes, levies and other similar charges levied by a governmental authority on the Excluded Premises and/or Farley Building not yet due and payable; (iv) statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens arising by operation of law, that are incurred in the ordinary course of business and discharged by Landlord or any Landlord Party by payment, bonding or otherwise within 45 days after the filing thereof or that are being contested in good faith; (v) all easement, rights-of-way, restrictions and other similar non-monetary encumbrances against real property, (vi) any other lien to which the Tenant (subject to Leasehold Mortgagee's Consent) may expressly consent to in writing. Anything contained in this Agreement to the contrary notwithstanding, including, without limitation, the provisions contained in the defined terms "Trackage Rights" or "Reserved Rights" or the exclusion of the Excluded Premises from the Premises, in the event that Landlord or any Landlord Party is in default of Landlord's Additional Covenants beyond notice and grace periods, Landlord or any Landlord Party, in operating its trains, cars and locomotives, whether in connection with through or local train service including long haul, commercial passenger, freight and mail, may not use the tracks forming a part of or incorporated in the term Trackage Rights or the Farley Building to stop and pick up or discharge passengers or load or unload freight, mail or other commercial products except with respect to or otherwise in connection with the health or safety of passengers and/or Landlord's invitees, employees and agents. Each party hereto agrees that Tenant could be irreparably damaged if Landlord failed to perform Landlord's Additional Covenants under this Agreement, and that Tenant would not have an adequate remedy at law for money damages in such event. Accordingly, Tenant shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of the Landlord's Additional Covenants. This provision is without prejudice to any other rights that Tenant may have against Landlord for any failure by Landlord to perform the Landlord's Additional Covenants under this Agreement.

      9     HAZARDOUS SUBSTANCES.

            9.1 RESTRICTIONS. Tenant shall not cause or permit to occur on, under or at the Premises during the Term: (a) any violation of any material Environmental Law; or (b) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance, or the transportation to or from the Premises of any Hazardous Substance, unless both:
(i) reasonably necessary and customary for the conduct of Tenant's or any Subtenant's business in accordance with customary standards for Tenant's or any Subtenant's , as the case may be, industry, or to operate and maintain the Premises for uses this Lease permits and (ii) in compliance with all material applicable Environmental Laws.

            9.2 COMPLIANCE; CLEAN-UP. Tenant shall, at Tenant's expense, to the extent relating to or arising from Tenant's or any Subtenant's activities, or from any Retail Operations: (a) comply with all applicable material Environmental Laws and, to the extent required by Environmental Laws, clean up any Hazardous Substances Discharge on, at, or under the Premises; (b) make all submissions to, deliver all information required by, and otherwise fully comply with all requirements of any Government arising under material Environmental Laws; (c) if any Government requires any clean-up plan or clean-up measures because of a Hazardous Substances Discharge, prepare and submit the required plans and all related bonds and other financial assurances; (d) promptly and diligently carry out all such clean-up plans; and (e) Indemnify Landlord against any Hazardous Substances Discharge. Any party's obligations under this paragraph shall not limit such party's rights against third parties.

            9.3 ENVIRONMENTAL INDEMNITY. Anything contained in this Lease to the contrary notwithstanding, Landlord shall and hereby does indemnify, defend, and hold Tenant harmless from any claims, liabilities, costs (including response and remediation costs), or expenses, including, but not limited to, reasonable attorneys' fees and costs of litigation, incurred or suffered by Tenant arising from the bringing, allowing, using, permitting, generating, creating, emitting, releasing, or disposing of Hazardous Substances by Landlord, its employees, agents, contractors, business invitees, and subtenants and all other persons and entities claiming by, through, or under Landlord whether such acts existed prior to or after the date hereof. Landlord's duty to defend, hold harmless, and indemnify Tenant hereunder shall survive the expiration or earlier termination of this Lease. Landlord acknowledges that Landlord has an affirmative duty to notify immediately Tenant of any release or suspected release of Hazardous Substances on or about the Premises.

      10    INDEMNIFICATION; LIABILITY OF LANDLORD.

            10.1 OBLIGATIONS. Landlord and Tenant shall each Indemnify the other against any: (a) wrongful act, wrongful omission, or negligence of the Indemnitor (and anyone claiming by or through the Indemnitor) or its or their partners, members, directors, officers, or employees; and (b) breach or default by the Indemnitor under this Lease. In addition, Tenant shall Indemnify Landlord against all the following matters during the Term and so long as Tenant remains in possession after the Expiration Date: (v) any Applications and Filings entered into at Tenant's request; (w) the operation or occupancy of the Premises; (x) any Construction Work and any agreements made by Tenant or anyone claiming through Tenant regarding Construction Work; (y) the condition of the Premises or any street, curb or sidewalk adjoining the Premises, or of any vaults, tunnels, passageways or space under, adjoining or appurtenant to the Premises; and (z) any accident, injury or damage whatsoever caused to any person in or on the Premises or upon or under the sidewalks adjoining the Premises. Notwithstanding anything to the contrary in this Lease, no Indemnitor shall be required to Indemnify any Indemnitee regarding the Indemnitee's intentional acts or omissions or negligence. This paragraph does not apply to Environmental Laws and Hazardous Substances Discharges, which are covered elsewhere.

            10.2 LIABILITY OF LANDLORD. During the Term, subject to the Reserved
Rights: (a) Tenant is and shall be in exclusive control and possession of the Premises; and (b) Landlord shall not be liable for any injury or damage to any property (of Tenant or any other Person) or to any Person occurring on or about the Premises, unless caused by Landlord's intentional act, omission, or negligence. Landlord shall Indemnify Tenant against: (i) Landlord's installation and operation of all Excluded Premises; (ii) the exercise of the Reserved Rights; and (iii) any claim arising from or relating to any real property (other than the Premises) owned or leased by Landlord or any Affiliate of Landlord, including any Construction Work and any past, present, or future violation of any Environmental Law in, on, or at such real property. Landlord's rights under this Lease shall not impose upon Landlord any liability to third parties, but nothing in this Lease shall be construed to exculpate, relieve or Indemnify Landlord from or against any liability of Landlord: (a) to third parties existing at or before the Commencement Date; (b) arising from the intentional acts or omissions or negligence or the exercise of the Reserved Rights; or (c) arising from any matter for which this Lease requires Landlord to Indemnify Tenant.

            10.3 INDEMNIFICATION PROCEDURES. Wherever this Lease requires an Indemnitor to Indemnify an Indemnitee:

                  10.3.1 PROMPT NOTICE. The Indemnitee shall give the Indemnitor prompt Notice of any claim. To the extent, and only to the extent, that both (a) the Indemnitee fails to give prompt Notice and (b) such failure materially prejudices the Indemnitor, the Indemnitor shall be relieved of its indemnity obligations under this Lease regarding such claim.

                  10.3.2 SELECTION OF COUNSEL. The Indemnitor shall select counsel reasonably acceptable to the Indemnitee. Counsel to the Indemnitor's insurance carrier shall be deemed satisfactory. Even though the Indemnitor shall defend the action, the Indemnitee may, at its option and its own expense, engage separate counsel to advise it regarding the claim and its defense. Such counsel may attend all proceedings and meetings. The Indemnitor's counsel shall actively consult with the Indemnitee's counsel. The Indemnitor and the Indemnitor's counsel shall, however, fully control the defense.

                  10.3.3 SETTLEMENT. The Indemnitor may, with the consent of the Indemnitee, not to be unreasonably withheld, settle the claim. The Indemnitee's consent shall not be required for any settlement by which: (w) the Indemnitor procures (by payment, settlement, or otherwise) a release of the Indemnitee by which the Indemnitee is not required to make any payment whatsoever to the claimant, (x) neither the Indemnitee nor the Indemnitor on behalf of the Indemnitee makes any admission of liability, (y) the continued effectiveness of this Lease is not jeopardized in any way, and (z) the Indemnitee's interest in the Premises is not jeopardized in any way.

                  10.3.4 INSURANCE PROCEEDS. The Indemnitor's obligations shall be reduced by net insurance proceeds actually collected by the Indemnitee on account of the matter giving rise to the indemnification.

      11    RIGHT OF CONTEST

            11.1 TENANT'S RIGHT; CONTEST CONDITIONS. Notwithstanding anything to the contrary in this Lease, Tenant shall have the exclusive right to contest, at its sole expense, by appropriate legal proceedings diligently conducted in good faith, the amount or validity of any Imposition or Prohibited Lien; the valuation, assessment, or reassessment (whether proposed, phased, or final) of the Premises for purposes of Impositions; the amount of any Imposition; the validity of any Law or its application to the Premises; the terms or conditions of, or requirements for, any Approval; or the validity or merit of any claim against which this Lease requires Tenant to Indemnify Landlord (any of the foregoing, a "CONTEST"). Tenant may defer payment or performance of the contested obligation pending the outcome of the Contest, provided that Tenant causes the following conditions (collectively, the "CONTEST CONDITIONS") to remain satisfied:

                  11.1.1 NO CRIMINAL ACT. Such deferral or noncompliance shall not constitute a criminal act on the part of Landlord or subject Landlord to a material risk of any fines or penalties, other than civil penalties for which Tenant has given Landlord a bond, letter of credit, or other security reasonably satisfactory to Landlord (the "CONTEST SECURITY") in an amount equal to the reasonably estimated amount of such civil penalties.

                  11.1.2 NO LIABILITY. Such deferral or noncompliance will not create a material risk of a lien, charge, or other liability of any kind against the Fee Estate, unless Tenant has given Landlord Contest Security equal to the reasonably estimated amount of such lien, charge, or other liability.

                  11.1.3 NO FORFEITURE. Such deferral or noncompliance will not place the Fee Estate in material danger of being forfeited or lost.

                  11.1.4 NO COST TO LANDLORD. Such Contest shall be without cost, liability, or expense, to Landlord.

                  11.1.5 DILIGENCE. Tenant shall prosecute such Contest with reasonable diligence and in good faith.

                  11.1.6 PAYMENT. If required for such Contest, Tenant shall have paid the Contested Impositions or other matter.

                  11.1.7 COLLECTION OF IMPOSITIONS. If such Contest relates to an Imposition, then such Contest shall suspend the collection of the contested Imposition from Landlord and the Fee Estate.

                  11.1.8 NO TAX DEED. If, at any time, payment of any Imposition is necessary to prevent the imminent (i.e., within 30 days) delivery of a tax deed conveying the Fee Estate or any portion thereof as a result of nonpayment of Impositions, then Tenant shall pay or cause to be paid the sums in sufficient time to prevent delivery of such deed.

                  11.1.9 NO DEFAULT. No Event of Default shall exist under this Lease at the time of such Contest.

                  11.1.10 SECURITY. If the amount at issue in such Contest (and all other Contests then pending) exceeds an amount equal to $100,000 times the CPI Adjustment Factor, then Tenant shall, before proceeding with such Contest, give Landlord a bond, letter of credit, cash, or other security for such Contest, in an amount equal to such excess, all in a manner reasonably satisfactory to Landlord. Landlord shall promptly release such security to Tenant after the Contest has been resolved and Tenant has performed its obligations, if any, as determined by such resolution. Such security shall be held in the same manner as the Security. The amount of any Contest Security otherwise provided by Tenant shall be credited against Tenant's obligations under this paragraph.

                  11.1.11 NAMED PARTIES. If Landlord has been named as a party in any action, then Tenant shall cause Landlord to be removed as such party and Tenant substituted in Landlord's place, if permissible under the circumstances.

            11.2 LANDLORD OBLIGATIONS AND PROTECTIONS. Landlord need not join in any Contest unless (a) Tenant has complied with the Contest Conditions and
(b) such Contest must
be initiated or prosecuted in Landlord's name. In such case, Landlord shall cooperate, as Tenant shall reasonably request, to permit the Contest to be prosecuted in Landlord's name. Landlord shall give Tenant any documents, deliveries, and information in Landlord's control and reasonably necessary for Tenant to prosecute its Contest. Landlord shall otherwise assist Tenant in such Contest as Tenant shall reasonably require. Tenant shall pay all reasonable costs and expenses, including Legal Costs, incident to any Contest. Tenant shall, upon Landlord's request, advance (when Landlord incurs them) any reasonable, actual third party out-of-pocket costs and expenses, including Legal Costs, that Landlord incurs or reasonably anticipates incurring, for Tenant's Contest and Landlord's assistance with such Contest. Tenant shall Indemnify Landlord regarding Tenant's Contest.

            11.3 MISCELLANEOUS. Tenant shall be entitled to any refund of any Imposition (and penalties and interest paid by Tenant), to the extent attributable to periods within the Term, whether such refund is made during or after the Term. Upon termination of Tenant's Contest of an Imposition, Tenant shall pay the amount of such Imposition (if any) as has been finally determined in such Contest to be due, to the extent attributable to periods within the Term, together with any costs, interest, penalties, or other liabilities in connection with such Imposition. Upon final determination of Tenant's Contest of a Law by a court of competent jurisdiction, Tenant shall comply with such final determination. So long as the Contest Conditions remain satisfied, Landlord shall not enter any objection to any Contest. Landlord may contest any matter for which Tenant is entitled to (but does not) prosecute a Contest, but only if:
(a) Landlord Notifies Tenant of Landlord's intention to do so; (b) Tenant fails to commence such Contest within 15 days after receipt of such Notice; and (c) Landlord's contest complies with all conditions and covenants that would apply to a Contest by Tenant, transposing references to the parties and their interests as appropriate.

      12    INSURANCE.

            12.1 TENANT TO INSURE. Tenant shall, at its sole expense, during the Term, maintain or cause to be maintained, the following insurance (or its then reasonably available equivalent): (a) Property Insurance; and (b) Liability Insurance.

            12.2 NATURE OF INSURANCE PROGRAM. All insurance policies this Lease requires shall be issued by carriers that: (a) have a policyholders' rating of "A:X" or better, based on the latest rating publication of Property and Casualty Insurers by A.M. Best Company (or its equivalent if such publication ceases to be published) and (b) are lawfully doing business in the State. Tenant may provide any insurance under a "blanket" or "umbrella" insurance policy, provided that (i) such policy or a certificate of such policy shall specify the amount(s) of the total insurance allocated to the Premises, which amount(s) shall equal or exceed the amount(s) required by this Lease and shall not be reduced for claims made for other properties and (ii) such policy otherwise complies with this Lease. Notwithstanding the above, the policies of insurance required by this Lease may be written by so-called "captive" insurance company(ies) of Landlord, provided that the risk is reinsured with insurers that have a claims paying ability rating of not less than "A:X" by A.M. Best.

            12.3 POLICY REQUIREMENTS AND ENDORSEMENTS. All insurance policies this Lease requires shall contain (by endorsement or otherwise) the following provisions:

                  12.3.1 INSUREDS. Liability Insurance policies shall name Landlord as an "additional insured" and all Mortgagees permitted by this Lease as "additional insureds." Property Insurance policies shall name Tenant's Senior Leasehold Mortgagee as loss payee as its interest may appear and each Mortgagee permitted by this Lease under a standard noncontributing mortgagee clause. Notwithstanding anything to the contrary in this paragraph, all Property Insurance Proceeds shall be paid and applied as this Lease provides.

                  12.3.2 PRIMARY COVERAGE. All policies shall be written as primary policies not contributing to or in excess of any coverage that Landlord may carry.

                  12.3.3 CONTRACTUAL LIABILITY. Liability Insurance policies shall contain contractual liability coverage, for Tenant's indemnity obligations under this Lease, to the extent covered by customary contractual liability insurance coverage. Tenant's failure to obtain such contractual liability coverage shall not relieve Tenant from any indemnity obligation under this Lease.

                  12.3.4 NOTICE TO LANDLORD. The insurance carrier shall undertake to give Landlord 30 days' prior Notice of cancellation or nonrenewal, other than on account of nonpayment of premiums, provided that failure to give such Notice shall not adversely affect the rights or increase the obligations of the insurance carrier.

                  12.3.5 ORDINANCE COVERAGE. Property Insurance policies shall contain "ordinance or law" coverage.

            12.4 DELIVERIES TO LANDLORD. On the Commencement Date, and no later than 10 days before any Liability Insurance or Property Insurance expires or is cancelled, Tenant shall deliver to Landlord certificates of insurance evidencing Tenant's maintenance of all Liability Insurance and Property Insurance this Lease requires, in each case providing coverage for at least one year from the date delivered.

            12.5 WAIVER OF CERTAIN CLAIMS. To the extent that Landlord or Tenant purchases any policy of property insurance, the party purchasing such insurance (the "INSURANCE PURCHASER") shall attempt to cause the insurance carrier to agree to a Waiver of Subrogation, if not already included in the policy. If any insurance policy cannot be obtained with a Waiver of Subrogation, or a Waiver of Subrogation is obtainable only by paying an additional premium, then the Insurance Purchaser shall so Notify the other party. The other party shall then have 10 Business Days after receipt of such Notice either to (a) direct the Insurance Purchaser insurance to place such insurance with a company that is reasonably satisfactory to the other party and that will issue the insurance with a Waiver of Subrogation at no greater or additional cost, or (b) agree to pay the additional premium if such a policy can be obtained only at additional cost. To the extent that the parties actually obtain insurance with a Waiver of Subrogation, the parties release each other, and their respective authorized representatives, from any claims for damage to any person or the Premises that are caused by or result from risks insured against under such insurance policies, but only to the extent of the available insurance proceeds.

            12.6 NO REPRESENTATION. Neither party makes any representation that the limits, scope, or forms of insurance coverage this Lease requires are adequate or sufficient.


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

      13    LOSSES AND LOSS PROCEEDS.

            13.1 NOTICE. If either party becomes aware of any Casualty or any actual, threatened, or contemplated Condemnation, then such party shall promptly Notify the other party and its Mortgagees.

            13.2 EFFECT OF CASUALTY. If any Casualty occurs after the Commencement Date, then no Rent shall abate. Tenant shall Restore with reasonable promptness. In the event of any such Casualty, (a) this Lease shall not terminate; (b) Tenant shall be solely responsible for negotiating and adjusting any Property Insurance Proceeds; and (c) all Property Insurance Proceeds shall be applied to Restore, in accordance with the disbursement procedures set forth in the Senior Leasehold Mortgagee's loan documents.

            13.3 SUBSTANTIAL CONDEMNATION. If a Substantial Condemnation occurs after the Commencement Date, then as of the Condemnation Effective Date the Expiration Date shall occur and the parties shall apportion Rent. Landlord shall not settle or compromise any Condemnation Award unless either: (a) the final Condemnation Award equals or exceeds the Leasehold Mortgage Balance; or (b) Landlord obtains both Tenant's consent and Leasehold Mortgagee's Consent. Tenant may at its option control such proceedings (to the exclusion of Landlord, if Tenant so elects) and claim such share of the Condemnation Award as Tenant is entitled to receive under this Lease. Any Leasehold Mortgagee shall also (to the exclusion of both Landlord and Tenant, to the extent Leasehold Mortgagee so elects consistent with such Leasehold Mortgagee's loan documents) be entitled to appear and participate in any settlement, arbitration, hearing, trial, appeal, or other proceeding for any Condemnation. Any Condemnation Award shall be paid to Depository. Landlord and Tenant (subject to the rights of Leasehold Mortgagee(s)) shall allocate the Condemnation Award as follows and in the following order of priority, without duplication, until exhausted:

                  13.3.1 PREPAYMENT PREMIUM. To Leasehold Mortgagee, to the extent that both (1) because of such Condemnation, any Leasehold Mortgagee imposes any fee or charge that such Leasehold Mortgagee could not have collected but for the Condemnation and the related prepayment of such Leasehold Mortgagee's loan, and (2) the Condemnation Award was directly or indirectly increased by such fee or charge.

                  13.3.2 COSTS AND EXPENSES. Subject to the rights of Leasehold Mortgagees, to reimburse Tenant for Tenant's actual costs and expenses, including Legal Costs, incurred in the Substantial Condemnation and determining and collecting the Condemnation Award.

                  13.3.3 TENANT'S CLAIM. Tenant shall, subject to the rights of Leasehold Mortgagees, receive such portion of the Condemnation Award as shall equal the Leasehold Mortgage Balance.

                  13.3.4 LANDLORD'S CLAIM. Landlord shall, subject to the rights of Fee Mortgagees, receive the entire remainder of the Condemnation Award.

            13.4 INSUBSTANTIAL CONDEMNATION. If an Insubstantial Condemnation occurs after the Commencement Date, then any Condemnation Award(s) shall be paid to Depository and applied first toward Restoration, in the same manner as Restoration after Casualty. Whether or not the Condemnation Award is adequate, Tenant shall, at its expense, Restore in compliance with this Lease. After Tenant has completed and fully paid for Restoration, any remaining Condemnation Award shall be distributed to Landlord and Tenant as if it arose from a Substantial Condemnation that affected only the portion of the Premises taken, with an equitable allocation of all elements taken into account in determining such distribution.

            13.5 TEMPORARY CONDEMNATION. If a Temporary Condemnation occurs after the Commencement Date, then Tenant (subject to the rights of Leasehold Mortgagees) shall receive the Condemnation Award (to the extent attributable to periods within the Term) and this Lease shall not be affected in any way. Landlord shall have no right to participate in any proceedings for a Temporary Condemnation unless either (x) Tenant, with Leasehold Mortgagee's Consent, elects to terminate this Lease because of the Temporary Condemnation or (y) Tenant may not legally participate in such proceedings. In the latter case, Landlord shall participate in such proceedings in accordance with Tenant's instructions, all at Tenant's reasonable expense and using counsel selected, instructed, and paid by Tenant, subject to the rights of Senior Leasehold Mortgagee under its loan documents.

            13.6 USE OF LOSS PROCEEDS. Landlord assigns to Tenant (and its Leasehold Mortgagee(s)) the right to receive all Loss Proceeds. All Loss Proceeds shall be paid to Depository, to be disbursed by Depository, subject to the terms of the Senior Leasehold Mortgage and this Lease. If Landlord receives any Loss Proceeds, Landlord shall promptly remit them to Depository. If a Loss is an Immaterial Loss, then (subject to the terms of the Senior Leasehold Mortgage on disbursement of Loss Proceeds to Restore) the Depository shall release all Loss Proceeds to Tenant, to be applied first to Restoration. If a Loss is not an Immaterial Loss, then Depository shall retain the Loss Proceeds and pay them over to Tenant from time to time, upon the following terms, for Restoration. Depository shall first reimburse Landlord and Tenant from such Loss Proceeds for their actual, necessary, and proper costs and expenses in collecting such Loss Proceeds. Depository shall release Loss Proceeds to Tenant from time to time as Restoration progresses in accordance with the procedures required by the Senior Leasehold Mortgagee. If no Leasehold Mortgage exists, then Depository shall disburse the Loss Proceeds from time to time pursuant to normal and customary disbursement procedures consistent with this Lease, as reasonably required by Landlord. Until Tenant has completed and paid for Restoration, Tenant shall hold all Loss Proceeds in trust to be used first to Restore and for no other purpose. If any Prohibited Lien is filed against the Premises, Tenant shall not be entitled to receive any further installment of Loss Proceeds until Tenant has satisfied, bonded, or otherwise discharged such Prohibited Lien when and as this Lease requires. When Tenant has completed and paid for Restoration, Depository shall release to Tenant, and Tenant may retain (subject to rights of Leasehold Mortgagees), any remaining Loss Proceeds. If Restoration Funds are insufficient to Restore, then Tenant shall nevertheless Restore at its expense. Depository shall not release any Loss Proceeds until and unless Tenant has expended on such Restoration an amount equal to any such insufficiency.

            13.7 PAYMENTS FOR FEE ESTATE. Loss Proceeds shall under no circumstances be paid to Landlord or any Fee Mortgagee unless Tenant validly elects a Casualty Termination. Landlord and Tenant direct any condemning authority to remit and disburse any Condemnation Awards to Senior Leasehold Mortgagee (or Tenant) in accordance with this Lease.

            13.8 CONTINUATION OF LEASE. Except as this Lease expressly provides, this Lease shall not terminate, be forfeited, or be affected in any other manner, and Tenant waives any right to quit or surrender the Premises or any part of the Premises, because of any Loss or any resulting untenantability. Unless and until this Lease has been validly terminated, Tenant's obligations under this Lease, including the obligation to pay Rent, shall continue unabated, subject to the Nonrecourse Clause.

      14    REPRESENTATIONS AND WARRANTIES.

            Landlord represents and warrants to Tenant that the following facts and conditions exist and are true as of the Commencement Date and, to the extent specifically so stated, will remain true throughout the Term. In addition, Tenant makes, for the benefit of Landlord, certain reciprocal representations and warranties as set forth below.

            14.1 DUE AUTHORIZATION AND EXECUTION. Landlord has full right, title, authority, and capacity to execute and perform this Lease, the Memorandum of Lease, and any other agreements and documents to which Landlord is a party and referred to or required by this Lease (collectively, the "LEASE-RELATED DOCUMENTS"); the execution and delivery of the Lease-Related Documents has been duly authorized by all requisite actions of Landlord; the Lease-Related Documents constitute valid, binding, and enforceable obligations of Landlord; and neither the execution of the Lease-Related Documents nor the consummation of the transactions contemplated thereby violates any agreement (including Landlord's organizational documents), contract or other restriction to which Landlord is a party or is bound. Tenant makes to Landlord representations and warranties reciprocal to those in the preceding sentence. Both parties' representations and warranties contained in this paragraph shall continue to apply in full force and effect throughout the Term as if made continuously during the Term.

            14.2 NO LITIGATION. There is no existing or, to Landlord's knowledge, pending or threatened litigation, suit, action, or proceeding before any court or administrative agency affecting Landlord, any constituent entity or individual of Landlord, or the Premises that would, if adversely determined, adversely affect the Premises or Tenant's ability to continue Retail Operations.

            14.3 FIRPTA. Landlord is not a "foreign person" within the meaning of Section 1445(f)(3) of the United States Internal Revenue Code of 1986.

      15    TRANSFERS BY LANDLORD.

            15.1 LANDLORD'S RIGHT TO CONVEY. Landlord may Transfer the Fee Estate from time to time, but only if (a) the Amtrak Sublease is still in full force and effect and no Event of Default shall have occurred and be continuing hereunder unless such Transfer shall cure such default; (b) the Transferee is not a Prohibited Person; (c) such transaction and the resulting ownership of Landlord do not otherwise violate this Lease; (d) Landlord promptly Notifies Tenant of such Transfer; and (e) the Transfer is subject to this Lease and all rights of Tenant (and Tenant's subtenants) under this Lease. If any transaction violates the preceding sentence, then: (w) it shall be null, void, and of no force or effect; (x) notwithstanding the foregoing,

Tenant shall be entitled to equitable relief to cancel and rescind it; (y) Tenant may terminate this Lease; and (z) Tenant may exercise any other available rights or remedies.

      16    FEE MORTGAGES.

            16.1 LANDLORD'S RIGHTS. Landlord shall have the right to execute and deliver Fee Mortgage(s) at any time and from time to time during the Term, provided that each such Fee Mortgage complies with the definition of such term. Any Mortgage made by Landlord that encumbers the Fee Estate but violates the preceding sentence shall be null and void and a violation of this Lease. Tenant need not join in, or subordinate this Lease to, any Fee Mortgage. If Tenant enters into any such joinder or subordination, then it shall not be effective without Leasehold Mortgagee's Consent. Any Fee Mortgagee shall acknowledge and agree in writing that the Fee Mortgage that it holds is and shall be subject and subordinate to this Lease and the lien of the Senior Leasehold Mortgage.

            16.2 FEE MORTGAGE FORECLOSURE. Upon a Foreclosure Event under a Fee Mortgage, this Lease shall continue in full force and effect. Tenant shall attorn to the successor holder of the Fee Estate as successor Landlord, provided that such successor holder has assumed in writing all obligations of Landlord under this Lease. Such attornment shall in no way diminish or impair Tenant's rights and remedies against Landlord (all of which Tenant may continue to assert against the successor Landlord), or require Tenant to waive any default by Landlord.

            16.3 PROTECTION OF FEE MORTGAGEES. If Tenant gives Landlord any Notice of any alleged breach or default by Landlord, then Tenant shall simultaneously give a copy of such Notice to all Fee Mortgagee(s). Such Fee Mortgagee(s) shall have the right to cure Landlord's alleged breach or default within the cure period allowed to Landlord under this Lease, and with like effect as if Landlord had done so. Tenant's failure to give Fee Mortgagee(s) the Notice required by this paragraph shall not be a Default by Tenant, but no Notice by Tenant of any Default by Landlord (or any resulting exercise of rights and remedies by Tenant) shall be effective against such Fee Mortgagee(s) unless and until Tenant shall have given to such Fee Mortgagee(s) such Notice and opportunity to cure.

      17    TENANT'S TRANSFERS.

            17.1 TENANT'S ABSOLUTE RIGHT. Subject to the provisions of ARTICLE 19, Tenant may not Transfer this Lease or the Leasehold Estate without Landlord's consent; except that the foregoing shall not apply to (a) any Transfer by exercise of remedies under a Leasehold Mortgage or (b) any Person whose title derives from any Transfer in clause (a).

      18    SUBLEASES.

            18.1 TENANT'S RIGHT TO SUBLET. Tenant may enter into or modify any Sublease, terminate any Sublease or evict any Subtenant, and grant any consent or waiver under any Sublease, all without Landlord's consent. No Sublease shall affect any obligations of Tenant or rights of Landlord under this Lease, all of which shall continue in full force and effect notwithstanding any Sublease. Any Sublease shall expire no later than one day before the last day of the Term. Tenant shall Indemnify Landlord regarding all Subleases. Except as provided


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

in SECTION 4.7, the fact that any Subtenant causes any Default shall not relieve Tenant of Tenant's obligation to cure it.

            18.2 ASSIGNMENT OF SUBRENTS. To secure Tenant's performance under this Lease, Tenant assigns, transfers, and sets over to Landlord, subject to the conditions set forth in this paragraph (and subject to the rights of Leasehold Mortgagees), all of Tenant's right, title, and interest in and to all Subleases and Subrent. Tenant hereby confers on Landlord, together with its agents and representatives, a right of entry in, and sufficient possession of, the Premises to permit and assure the collection by Landlord of all Subrent. Landlord's exercise of such right of entry and qualified possession shall not constitute an eviction of Tenant. Unless and until this Lease has terminated, Tenant shall have a license to exercise its right, title, and interest in and to all Subleases and Subrent. Landlord may revoke such license, at its option, if and only if this Lease has terminated. Upon any such revocation, Landlord may collect Subrent directly from Subtenants, and apply the net amount collected to the Rent. No such collection shall be, or be deemed to be, Landlord's waiver of any terms of this Lease, acceptance of any Subtenant as Tenant, or release of Tenant from any obligations under this Lease. Any sums Landlord collects in excess of the net amount Landlord applies against Rent shall (so long as this Lease has not been terminated) belong to Tenant and be promptly refunded to Tenant (subject to the rights of any Leasehold Mortgagee).

            18.3 REQUIRED PROVISIONS. Each Sublease entered into from and after the date hereof, other than the Amtrak Sublease, shall contain provisions in form and substance substantially as set forth below in this Section. By executing each such Sublease, each such Subtenant shall be deemed to have agreed to these provisions, which reflect the definitions in this Lease. All such defined terms shall be modified in the Sublease as appropriate to reflect the definitions in the Sublease.

            All terms, covenants, and provisions of this Sublease and all rights, remedies, and options of Subtenant under this Sublease are and shall at all times remain fully subject and subordinate in all respects to the Lease. If such Lease and the Leasehold Estate terminates, then this Sublease shall terminate. In that event, Subtenant, only at the option and request of Landlord (except as Landlord has agreed otherwise in writing), shall attorn to Landlord and recognize Landlord as Subtenant's direct landlord under this Sublease. Subtenant shall execute and deliver, at any time and from time to time, upon the request of Tenant, Landlord, any Fee Mortgagee, or any Leasehold Mortgagee, any instrument necessary or appropriate to evidence such attornment. Subtenant appoints each of the foregoing as Subtenant's attorney-in-fact, irrevocably, with full power of substitution, to execute and deliver any such instrument. This appointment is coupled with an interest and is irrevocable. Subtenant waives any present or future statute or rule of law that may allow Subtenant to terminate this Sublease or to surrender possession of the demised subpremises if the Lease terminates. This Sublease shall not be affected in any way whatsoever by any such termination or any proceeding for such a termination.

            18.4 CONDITIONS TO EFFECTIVENESS OF CERTAIN TRANSACTIONS. No assignment or sublease of the entire Premises or substantially the entire Premises shall be effective unless and


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

until such assignment or sublease otherwise complies with this Lease and Landlord shall have received: (1) an executed counterpart of the instrument of assignment; (2) in the case of an assignment, an executed assumption of this Lease by the assignee, in recordable form, effective as of the date of the assignment; (3) in the case of a sublease of all or substantially all the Premises, a copy of the executed Sublease complying with this Lease; and (4) Notice of the identity of the assignee or Subtenant. No assignment of this Lease or subletting of all or substantially all of the Premises except upon compliance with the provisions of this Section shall have any validity. Landlord acknowledges that the Amtrak Sublease complies with this paragraph.

            18.5 RELEASE OF ASSIGNOR. Upon any assignment of this Lease made in compliance with this Lease, the assignor shall be released from all obligations of Tenant under this Lease except any obligation to hold and apply Restoration Funds held by the assignor at the date of the assignment (unless transferred to the assignee) and any unperformed obligations that shall have matured before such assignment (unless assumed in writing, in recordable form, by the assignee).

      19    LEASEHOLD MORTGAGES.

            19.1 TENANT'S RIGHTS. Notwithstanding anything in this Lease to the contrary, Tenant shall have the absolute and unconditional right, without Landlord's consent, at any time and from time to time during the Term, to: execute and deliver one or more Leasehold Mortgage(s) encumbering this Lease and the Leasehold Estate to any Leasehold Mortgagee, provided only that each Leasehold Mortgage complies with the definition of such term. Any Mortgage made by Tenant that encumbers the Leasehold Estate but violates the preceding sentence shall be null and void and a violation of this Lease. Landlord shall not be required to join in, or "subordinate" the Fee Estate to, any Leasehold Mortgage. There shall be no limit on the amount or nature of any obligation secured by a Leasehold Mortgage; the purpose for which the proceeds of any such financing may be applied; the nature or character of any Leasehold Mortgagee; the subsequent assignment, transfer, or hypothecation of any Leasehold Mortgage; the creation of participation or syndication interests in or to any Leasehold Mortgage; or any Leasehold Mortgagee's exercise of any rights or remedies against Tenant under any Leasehold Mortgage. Any Leasehold Mortgage may secure construction, permanent, monetary, non-monetary, purchase-money, single-asset, multiproperty, dollar, nondollar, recourse, nonrecourse, general corporate, or any other financing or obligations of any kind whatsoever.

            19.2 LANDLORD'S ACKNOWLEDGMENT OF LEASEHOLD MORTGAGEE. Landlord shall, upon written request, acknowledge receipt of the name and address of any Leasehold Mortgagee (or prospective Leasehold Mortgagee) and confirm to such party that such party is or would be, upon closing of its financing or its acquisition of an existing Leasehold Mortgage: (1) a Leasehold Mortgagee (in compliance with the definition of such term, including all applicable conditions and requirements set forth in such definition) entitled to all Mortgagee Protections and (2) an Institutional Lender, if applicable, provided that Landlord receives reasonable proof of the foregoing. Such acknowledgment shall, if requested, be in recordable form. Tenant may record it at Tenant's cost. After reviewing the proof of the status of any (prospective) Leasehold Mortgagee, if Landlord reasonably determines that any such acknowledgment requested by Tenant or such (prospective) Leasehold Mortgagee or assignee would be inaccurate, then

Landlord shall promptly Notify Tenant and the (prospective) Leasehold Mortgagee or assignee of such determination. Such Notice shall specify the reasonable basis for Landlord's determination. Without limiting Landlord's obligations under this paragraph, Landlord acknowledges that Landlord has received Notice of the following Leasehold Mortgagee and the following Leasehold Mortgagee fully qualifies as such under this Lease: Wells Fargo Bank Northwest, N.A., having an address for Notices at c/o Corporate Trust Services, 79 South Main Street, 3rd Floor, Salt Lake City, Utah 84111-1921, Attention: Val Orton, Esq.

            19.3 FUTURE MODIFICATIONS. If any Leasehold Mortgagee requires any modification of this Lease or other document to be provided under this Lease, or if any such modification is necessary or appropriate to comply with Rating Agency Requirements, then Landlord shall, at Tenant's or any Leasehold Mortgagee's request, promptly execute and deliver to Tenant such instruments in recordable form effecting such modification as such Leasehold Mortgagee or rating agency shall require, provided that any such modification does not modify Rent, the Term, or any security required under this Lease, and does not otherwise materially adversely affect Landlord's rights, materially increase Landlord's or any Fee Mortgagee's obligations, or materially decrease Tenant's obligations under this Lease. If any prospective Leasehold Mortgagee requires any such modification, then Landlord shall execute and deliver such modification, in accordance with and to the extent required by this paragraph, and place such modification in escrow with Landlord's counsel. Landlord's counsel shall release such modification upon the closing of such prospective Leasehold Mortgagee's loan to Tenant.

            19.4 RECOGNITION; CERTAIN OBLIGATIONS. If any Successor Tenant acquires this Lease and the Leasehold Estate through a Foreclosure Event, or any New Tenant obtains a New Lease, then: (1) Landlord shall recognize such Successor Tenant as Tenant under this Lease or New Tenant as Tenant under a New Lease, as applicable; (2) all Tenant-Specific Defaults shall no longer be Defaults; (3) New Tenant or Successor Tenant shall not be bound by any Leasehold Impairment made without Leasehold Mortgagee's Consent; and (4) New Tenant or Successor Tenant shall have no obligation to comply with or perform any Excised Obligations. The preceding clauses "1" through "4" shall not limit Landlord's rights and remedies against any former Tenant in such former Tenant's personal capacity (i.e., not as Tenant under this Lease), to the extent that such former Tenant may have any personal liability.

            19.5 TERMINATION OF LEASEHOLD MORTGAGEE'S RIGHTS. If a Leasehold Mortgagee is entitled to Mortgagee Protections, then such entitlement shall not terminate unless and until such time, if any, as either (1) the Leasehold Mortgage shall have been satisfied and discharged of record, except through a Foreclosure Event (in which case such entitlement shall continue for 180 days after such Foreclosure Event); (2) such Leasehold Mortgagee has consented in writing to termination of its Mortgagee Protections; or (3) after Landlord has complied with all Mortgagee Protections, Landlord has validly terminated this Lease, no Leasehold Mortgagee has validly requested (and is entitled to) a New Lease, and the New Lease Option Period has expired. Upon the occurrence of "3," the obligations formerly secured by Leasehold Mortgage(s) shall no longer be secured by Leasehold Mortgagees.

      20    OPERATIONAL PROTECTIONS FOR LEASEHOLD MORTGAGEES.


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

      Notwithstanding anything to the contrary in this Lease, if Tenant at any time or from time to time enters into any Leasehold Mortgage, then:

            20.1 LEASEHOLD IMPAIRMENTS. Neither Landlord nor Tenant shall make, and Landlord and Tenant shall not agree to, any Leasehold Impairment without Leasehold Mortgagee's Consent. Any Leasehold Impairment made or entered into without Leasehold Mortgagee's Consent shall not be effective and shall not bind Leasehold Mortgagee or any New Tenant or Successor Tenant. Nothing in this paragraph limits Landlord's right to terminate this Lease after an Event of Default and the expiration of all Leasehold Mortgagee's Cure Rights without cure of such Event of Default, subject however to (1) provisions of this Lease that limit Landlord's right to terminate this Lease because of Tenant-Specific Default(s) or certain Non-Monetary Defaults; and (2) the right of a Leasehold Mortgagee to obtain a New Lease.

            20.2 CERTAIN PROCEEDINGS. In the event of any arbitration, appraisal, litigation, mediation, or other dispute resolution proceeding, including any action by Landlord to enforce any rights and remedies under, or to terminate, this Lease; any proceeding to determine Rent or any component of Rent; or any proceeding to recover, determine, or apply any Loss Proceeds:

                  20.2.1 NOTICE. If Landlord initiated such proceeding, and promptly after Landlord becomes aware of any such proceeding not initiated by Landlord, Landlord shall promptly Notify every Leasehold Mortgagee of the commencement of such proceeding. With such Notice, Landlord shall enclose copies of all Dispute Resolution Documents related to such proceeding to the extent then given or received by Landlord. Landlord shall give every Leasehold Mortgagee copies of all additional Dispute Resolution Documents for such proceeding when and as Landlord gives or receives them.

                  20.2.2 PARTICIPATION. Senior Leasehold Mortgage may participate in such proceeding, at no additional cost to Landlord. At Senior Leasehold Mortgagee's option, such participation shall be to the exclusion of (and in place of participation by) Tenant. Such participation shall, to the extent required by Senior Leasehold Mortgagee, include: (1) receiving copies of all Dispute Resolution Documents at the same time they are served upon or delivered to Landlord or Tenant; (2) filing any Dispute Resolution Documents contemplated or permitted by such proceedings; and (3) receiving Notice of, attending, and participating in all hearings, meetings, and other sessions or proceedings.

            20.3 COPIES OF NOTICES. If Landlord gives any Notice to Tenant, then Landlord shall at the same time (and by a means permitted by this Lease) give a copy of such Notice to all Leasehold Mortgagees. No Notice to Tenant shall be effective unless and until so given to all Leasehold Mortgagees. No Default, Event of Default, termination of this Lease, or other exercise of Landlord's rights or remedies predicated upon giving of Notice to Tenant shall be deemed to have occurred or arisen unless Landlord has given like Notice to each Leasehold Mortgagee as this paragraph requires. Any such Notice shall describe in reasonable detail the alleged Default or other event allegedly entitling Landlord to exercise any rights or remedies of Landlord.

            20.4 GOVERNMENTAL AND OTHER NOTICES. If Landlord receives any notice from any Government or insurance carrier relating to the Premises, including any notice asserting any


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

noncompliance with Law or insurance requirements, or otherwise indicating the possible need for any action relating to the Premises, then Landlord shall promptly give a copy of such notice to each Leasehold Mortgagee.

            20.5 TENANT'S RIGHTS, GENERALLY. Any Leasehold Mortgagee may at any time exercise any or all rights or remedies of Tenant under this Lease.

      21    LEASEHOLD MORTGAGEES' NOTICE AND OPPORTUNITY TO CURE.

      Notwithstanding anything to the contrary in this Lease, if Tenant at any time or from time to time enters into any Leasehold Mortgage, and the Leasehold Mortgagee or Tenant has given Landlord Notice of such Leasehold Mortgage, then:

            21.1 TENANT'S CURE PERIOD EXPIRATION NOTICE; RIGHT TO CURE. If a Default or alleged Default occurs and Tenant does not cure it within the cure period under this Lease, then Landlord shall promptly give each Leasehold Mortgagee a Tenant's Cure Period Expiration Notice. If Landlord fails to give any or all Leasehold Mortgagee(s) a Tenant's Cure Period Expiration Notice then Landlord shall not incur any liability to Tenant or any Leasehold Mortgagee. Landlord's right to exercise any rights or remedies under this Lease shall (except as this Lease otherwise expressly provides) be deferred until: (a) Landlord has given all Leasehold Mortgagees a Tenant's Cure Period Expiration Notice; and (b) all Leasehold Mortgagee's Cure Rights have expired without exercise. Any Leasehold Mortgagee shall have the right, but not the obligation, to perform any obligation of Tenant under this Lease and to cure any Default. Landlord shall accept performance by or at the instigation of a Leasehold Mortgagee in fulfillment of Tenant's obligations, for the account of Tenant and with the same force and effect as if performed by Tenant, provided that such performance is rendered within the cure period that applies to a Leasehold Mortgagee under this Lease.

            21.2 ADDITIONAL TIME FOR LEASEHOLD MORTGAGEE'S CURE RIGHTS. If any Default occurs, then any Leasehold Mortgagee shall have the same cure period, if any, available to Tenant under this Lease, plus the additional time provided for below (regardless of the original time fixed for performance by Tenant), within which to take (if such Leasehold Mortgagee so elects; and no Leasehold Mortgagee shall have any duty to undertake any Leasehold Mortgagee's Cure of any kind) whichever of the actions set forth below shall apply to such Default:

                  21.2.1 MONETARY DEFAULTS. In the case of a Monetary Default, Leasehold Mortgagee may at its option cure such Default within a cure period consisting of Tenant's cure period under this Lease extended through the date 30 days after such Leasehold Mortgagee shall have received Tenant's Cure Period Expiration Notice for such Monetary Default. If the amount of any Monetary Default has not been finally determined (for example, because of a dispute between Landlord and Tenant regarding the amount of any Rent), then in place of curing such Monetary Default a Leasehold Mortgagee that is an Institutional Lender may instead (1) cure such Monetary Default to the extent the amount of such Monetary Default is not in dispute and (2) undertake in writing that such Leasehold Mortgagee shall cure the remaining disputed portion of such Monetary Default within 30 days after the dispute shall have been resolved. The parties shall then cooperate to resolve such dispute promptly in accordance with this Lease. Pending such resolution, Landlord shall continue to suspend any exercise of remedies on account of the disputed Default.

                  21.2.2 NON-MONETARY DEFAULTS CURABLE WITHOUT POSSESSION. In the case of any Non-Monetary Default that a Leasehold Mortgagee can reasonably cure without obtaining possession of the Premises (excluding in any event a Tenant-Specific Default), provided that Leasehold Mortgagee has cured all Monetary Defaults, Leasehold Mortgagee may at its option: (1) within a period consisting of Tenant's cure period for such Non-Monetary Default, extended through the date 90 days after Leasehold Mortgagee received the Tenant's Cure Period Expiration Notice for such Non-Monetary Default, advise Landlord of Leasehold Mortgagee's intention to take all reasonable steps necessary to cure such Non-Monetary Default; (2) commence the cure of such Non-Monetary Default within the extended period in clause "1"; and then (during and after such extended period) diligently prosecute to completion the cure of such Non-Monetary Default, subject to Unavoidable Delay; and (3) complete such remedy within a reasonable time under the circumstances, subject to Unavoidable Delay.

                  21.2.3 DEFAULTS CURABLE ONLY BY OBTAINING POSSESSION AND TENANT-SPECIFIC DEFAULTS. In the case of (1) any Non-Monetary Default that a Leasehold Mortgagee cannot reasonably cure without possession of the Premises (including any Default relating to any Alterations) or (2) any Tenant-Specific Default, Leasehold Mortgagee shall be entitled (but not required) to do the following (but only so long as, for any Defaults other than those referred to in this paragraph ["1" and "2"], such Leasehold Mortgagee has exercised or is exercising, within the applicable periods, the applicable Leasehold Mortgagee's Cure Rights):

                         A. DURING CURE PERIOD. At any time during the cure
period (if any) that applies to Tenant, extended through the date 90 days after such Leasehold Mortgagee's receipt of the Tenant's Cure Period Expiration Notice for such Default, or if no cure period applies to Tenant, then within 90 days after receiving Notice of the Non-Monetary Default, Leasehold Mortgagee may initiate proceedings, and (subject to any stay in any Bankruptcy Proceedings affecting Tenant, or any injunction, so long as such stay or injunction has not been lifted) then diligently prosecute the same to completion (but not necessarily within such 90-day period) subject to Unavoidable Delay, to obtain Control of the Premises.

                         B. FURTHER CURE AFTER CONTROL OF PREMISES. Upon
obtaining Control of the Premises (whether before or after the expiration of any cure period that otherwise applies), Leasehold Mortgagee or Successor Tenant shall then be entitled (but not required) to proceed with reasonable diligence to cure such Non-Monetary Defaults as are then reasonably susceptible of being cured by such Leasehold Mortgagee or Successor Tenant (excluding Tenant-Specific Defaults, which neither Leasehold Mortgagee nor Successor Tenant need cure at any time), within (a) 30 days after such Leasehold Mortgagee or Successor Tenant shall have obtained Control of the Premises, subject to Unavoidable Delay or (b) if such Non-Monetary Default is not reasonably susceptible of cure within such period, then within a reasonable time under the circumstances. A Leasehold Mortgagee or Successor Tenant having Control of the Premises shall not be bound by any deadline for completion of any construction or alterations, or other performance, required of Tenant under this Lease, provided that such Leasehold Mortgagee or Successor Tenant shall with reasonable diligence prosecute completion of same and shall cure all Monetary Defaults within the period provided for under this Lease for such cure.

            21.3 MULTIPLE DEFAULTS. If, at any time, multiple Defaults exist, then Leasehold Mortgagee's Cure Rights, and Landlord's rights and remedies, shall apply separately for each such Default. If any Default of any type occurs and all Leasehold Mortgagee's Cure Rights for such Default have expired without exercise, then except where this Lease expressly provides otherwise Landlord may exercise its rights and remedies for such Default even if a Leasehold Mortgagee is endeavoring to cure some other Default.

            21.4 EFFECT OF CURE. A Leasehold Mortgagee shall not be required to continue to exercise Leasehold Mortgagee's Cure Rights or otherwise proceed to obtain or to exercise Control of the Premises if and when the Default that such Leasehold Mortgagee was attempting to cure shall have been cured. Upon such cure and the cure of any other Defaults in accordance with this Lease, this Lease shall continue in full force and effect as if no Default(s) had occurred. Even if a Leasehold Mortgagee has commenced Leasehold Mortgagee's Cure, such Leasehold Mortgagee may abandon or discontinue Leasehold Mortgagee's Cure at any time, without liability to Landlord or otherwise. Mortgagee's exercise of Leasehold Mortgagee's Cure Rights shall not be deemed an assumption of this Lease in whole or in part. If any Leasehold Mortgagee cures any Default, then such Leasehold Mortgagee shall not be deemed to be subrogated to, or otherwise entitled to the benefits of, any rights or remedies of Landlord under this Lease.

            21.5 QUIET ENJOYMENT. So long as the period for a Leasehold Mortgagee to exercise Leasehold Mortgagee's Cure Rights for any Default has not expired, Landlord shall not (1) re-enter the Premises on account of such Default (but this shall not limit any other right of access to the Premises); (2) give any Notice terminating or electing to terminate this Lease; or (3) bring a proceeding on account of such Default to (w) dispossess Tenant, Subtenants and/or other occupants of the Premises, (x) re-enter the Premises, (y) terminate this Lease or the Leasehold Estate, or (z) otherwise (except as expressly permitted by this paragraph) exercise any other rights or remedies under this Lease by reason of such Default. Nothing in the Mortgagee Protections shall, however, be construed to either (i) extend the Term beyond the Expiration Date (including Renewal Terms) that would have applied absent a Default or (ii) require any Leasehold Mortgagee to cure any Tenant-Specific Default as a condition to preserving this Lease or to obtaining a New Lease (but this shall not limit a Leasehold Mortgagee's obligation to seek to obtain Control of the Premises, and then consummate a Foreclosure Event, by way of the exercise of Leasehold Mortgagee's Cure Rights, if Leasehold Mortgagee desires to preclude Landlord from terminating this Lease on account of a Tenant-Specific Default).

            21.6 LEASEHOLD MORTGAGEE'S RIGHT TO ENTER. Landlord and Tenant authorize each Leasehold Mortgagee to enter the Premises, and take any actions, as reasonably necessary (in the reasonable determination of such Leasehold Mortgagee) to effect Leasehold Mortgagee's Cure upon reasonable oral notice to Tenant and in accordance with Tenant's reasonable instructions. In entering the Premises to exercise Leasehold Mortgagee's Cure Rights, a Leasehold Mortgagee shall not unreasonably interfere with lawful activities on the Premises.

            21.7 PAYMENTS BY LEASEHOLD MORTGAGEE. Any payment made, or performance rendered, by a Leasehold Mortgagee to Landlord to cure any claimed Default shall be deemed to have been made or rendered "under protest" and without prejudice to Tenant's or Leasehold

Mortgagee's rights and remedies if Landlord's claim of a Default shall be determined to have been erroneous.

      22    LEASEHOLD MORTGAGEE'S RIGHT TO A NEW LEASE.

      If the Expiration Date occurs before the Scheduled Expiration Date for any reason (including (a) as the result of any Default or rejection in a Bankruptcy Proceeding, and (b) Leasehold Mortgagee's failing to timely exercise its Leasehold Mortgagee's Cure Rights), but excluding any termination, with Leasehold Mortgagee's Consent, because of a Loss, then (in addition to any other or previous Notice that this Lease requires Landlord to give to a Leasehold Mortgagee) Landlord shall, within ten Business Days, Notify all Leasehold Mortgagees of such termination. Upon a Leasehold Mortgagee's request given within the New Lease Option Period, Landlord shall enter into a New Lease with New Tenant, provided that on the New Lease Delivery Date New Tenant: (1) pays Landlord all sums then due under this Lease as if this Lease had not terminated; and (2) agrees to cure with reasonable diligence all then-uncured Non-Monetary Defaults (except Tenant-Specific Defaults), within a reasonable period after the New Lease Delivery Date. If Landlord fails to enter into such a New Lease when and as required to do so, then Landlord shall nevertheless be deemed to have done so as this Lease requires, but this shall not limit Landlord's obligations. In no event shall any Leasehold Mortgagee or New Tenant be required to cure any Tenant-Specific Default as a condition to obtaining or retaining a New Lease or otherwise. Nothing in this Lease shall prevent Landlord from terminating this Lease in accordance with its terms (after compliance with all Leasehold Mortgagee's Cure Rights), but any such termination shall thereafter be subject to Leasehold Mortgagees' rights to obtain a New Lease (even if any Leasehold Mortgagee could have prevented such termination by exercising its Leasehold Mortgagee's Cure Rights). The following additional provisions shall apply to any New Lease:

            22.1 DOCUMENTATION AND PRIORITY. Any New Lease, any memorandum of a New Lease, and the Leasehold Estate under any New Lease shall be subject to no prior right, lien, encumbrance, or other interest in the Fee Estate except Permitted Exceptions. The immediately preceding sentence shall be self-executing. On the New Lease Delivery Date (or promptly after request), Landlord shall, if requested, at New Tenant's expense, execute and deliver such documents (including a new Memorandum of Lease, tax returns, and affidavits) as New Tenant shall reasonably request to enable New Tenant to obtain title insurance for the New Lease (including ownership of the improvements demised under the New Lease), subject only to Permitted Exceptions. Any New Lease and New Tenant's Leasehold Estate under any New Lease shall be subject to: (a) the rights of all Persons in possession, except to the extent resulting from Landlord's violations of this Lease; (b) any matters that encumbered the Leasehold Estate and were senior and prior to the Leasehold Mortgage held by the Leasehold Mortgagee that requested the New Lease; and (c) Permitted Exceptions. New Tenant shall own and hold any New Lease (and the Leasehold Estate under the New Lease) free and clear of any claims of: (1) any previous Tenant, including the Tenant originally named in this Lease; and (2) except to the extent that New Tenant gives Landlord Notice otherwise, any holder of any lien that encumbered the Leasehold Estate before this Lease was terminated, but whose lien was junior and subordinate to that of the Leasehold Mortgagee that requested the New Lease.


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            22.2 ADJUSTMENT FOR NET INCOME. On the New Lease Delivery Date,
Landlord shall pay New Tenant an amount equal to the net operating income that Landlord received from the Premises (gross income from Subleases and other operations conducted at the Premises, less Rent and reasonable operating expenses expended or incurred by Landlord) from the Expiration Date to the New Lease Delivery Date, together with interest at the Prime Rate from the date Landlord received each (net) payment on account of such net operating income, provided that New Tenant simultaneously pays Landlord (or credits Landlord an amount equal to) all sums required to be paid Landlord under this Lease upon execution of such New Lease (including any Rent due but unpaid), and not otherwise paid by Landlord from gross income of the Premises.

            22.3 PENDENCY OF DISPUTE. If Landlord and New Tenant disagree regarding any payment due Landlord as a condition to execution of a New Lease, then New Tenant (if an Institutional Lender acting for an Institutional Lender) shall not be required to pay the disputed portion of such payment (as a condition to obtaining a New Lease) provided that such New Tenant: (1) on the New Lease Delivery Date pays Landlord the full amount not in controversy and (2) agrees in writing to pay any additional sum ultimately determined to be due promptly upon such determination with interest at the Prime Rate from the New Lease Delivery Date. The parties shall cooperate to determine any disputed amount promptly in accordance with the New Lease.

            22.4 ASSIGNMENT OF CERTAIN ITEMS. On the New Lease Delivery Date, Landlord shall assign without recourse to New Tenant Landlord's entire right, title, and interest in and to all: (1) moneys (including Loss Proceeds), if any, then held by, or payable to, Landlord that Tenant (or Leasehold Mortgagee) would have been entitled to receive but for Tenant's Default and Landlord's termination of this Lease; (2) leases affecting any portion of the Premises (which leases, upon such assignment by Landlord to New Tenant, shall become Subleases arising from the Leasehold Estate under the New Lease); and (3) security deposits of Subtenants, except in each case ("1" through "3") to the extent directed otherwise by New Tenant.

            22.5 LANDLORD'S COSTS AND EXPENSES. If a Leasehold Mortgagee requires Landlord to enter into a New Lease, then on the New Lease Delivery Date (and as a condition to Landlord's delivery of the New Lease) such Leasehold Mortgagee shall pay all reasonable expenses, including transfer taxes and Legal Costs, incurred by Landlord in connection with any Default and termination of this Lease, recovery of possession of the Premises, and preparation, execution, and delivery of the New Lease, any memorandum of the New Lease requested by New Tenant, and any other documents that New Tenant reasonably requests to enable New Tenant to obtain title insurance for the New Lease.

            22.6 SURVIVAL. All rights of any Leasehold Mortgagee, and obligations of Landlord, regarding a New Lease shall survive termination of this Lease.

      23    BANKRUPTCY.

            23.1 AFFECTING TENANT. If Tenant (as debtor in possession) or a trustee in bankruptcy for Tenant rejects this Lease in any Bankruptcy Proceeding, then such rejection shall be deemed Tenant's assignment of this Lease and the Leasehold Estate to a Successor Tenant (to be designated by Senior Leasehold Mortgagee within a reasonable period after request), in the nature of an assignment in lieu of foreclosure, subject to all Leasehold Mortgages. Such deemed assignment shall not terminate this Lease, but after such assignment the assignor's liability under this Lease shall not exceed the liability that would have existed if such assignor had rejected this Lease. Each Leasehold Mortgagee shall continue to have all the rights of a Leasehold Mortgagee as if the Bankruptcy Proceeding had not occurred, unless such Leasehold Mortgagee shall disapprove such deemed assignment by Notice to Landlord within 30 days after such Leasehold Mortgagee received Notice of rejection of this Lease in Bankruptcy Proceedings. If any court determines that this Lease terminated notwithstanding the foregoing deemed assignment, then: (a) the effective date of such termination shall constitute an Expiration Date; and
(b) Leasehold Mortgagee(s) shall remain entitled to a New Lease as provided in this Lease, if Leasehold Mortgagee(s) timely request(s) such New Lease during the New Lease Option Period.

            23.2 AFFECTING LANDLORD. If Landlord (as debtor in possession) or a trustee in bankruptcy for Landlord rejects this Lease in any Bankruptcy Proceeding affecting Landlord, then:

                  23.2.1 ASSIGNMENT. Landlord and Tenant acknowledge (but Landlord does not represent or warrant) that to the extent provided in any Leasehold Mortgage: (a) Leasehold Mortgagee's collateral includes Tenant's rights under 11 U.S.C.ss.365(h); and (b) all such rights can be and have been validly and effectively assigned to Leasehold Mortgagee.

                  23.2.2 TENANT'S ELECTION. Tenant hereby elects not to treat this Lease as terminated under 11 U.S.C. ss. 365(h). Tenant has no right, power, or authority to change such election, or to elect to treat this Lease as terminated, except with Leasehold Mortgagee's Consent. If Tenant purports, without Leasehold Mortgagee's Consent, to elect to treat this Lease as terminated, then such purported election and purported termination shall be null, void, and of no force or effect. Leasehold Mortgagee shall have the right, to the exclusion of Tenant, to make any election and exercise any rights of Tenant under 11 U.S.C. ss. 365(h)(1). Provided that a Leasehold Mortgagee shall have received Notice of Landlord's Bankruptcy Proceeding simultaneously with Notice to Tenant, such Leasehold Mortgagee's rights under the preceding sentence must be exercised, if at all, subject to such time limits and requirements as would apply to Tenant, but as against Leasehold Mortgagee every such time period shall be extended by 30 days.

                  23.2.3 CONTINUATION OF LEASE. If Tenant purports, without Leasehold Mortgagee's Consent, to treat this Lease as terminated, then (notwithstanding such purported election by Tenant) Tenant shall be deemed to have elected to continue this Lease pursuant to 11 U.S.C. ss. 365(h)(1)(A)(ii). Notwithstanding any such purported termination, this Lease shall not be deemed to have been terminated, and shall continue in effect without change on all the same terms and conditions, including those regarding Rent and Mortgagee Protections. Tenant and its successors (including Leasehold Mortgagees, any New Tenant, and any Successor Tenant) shall then be entitled to offset against Rent the Post-Rejection Offset Amount, subject to the terms of this Lease regarding any such offset.

                  23.2.4 CONTINUATION OF LEASEHOLD MORTGAGES. The lien of any Leasehold Mortgage that existed before rejection of this Lease shall extend to Tenant's continuing possessory and other rights under 11 U.S.C. ss. 365(h) in the Premises and this Lease after such rejection, with the same priority as such lien would have enjoyed with respect to the Leasehold Estate had such rejection not taken place.

                  23.2.5 POST-REJECTION OFFSET AMOUNTS. If Tenant desires to reduce any Rent by any Post-Rejection Offset Amount, then Tenant shall, on or within ten Business Days after the date when any such Rent becomes due, deliver to Landlord a Notice setting forth the Post-Rejection Offset Amount, the reason for it, and an itemization in reasonable detail of Tenant's damages and costs arising from Landlord's nonperformance of the covenant(s) in this Lease that gave rise to such Post-Rejection Offset Amount. Such Notice shall not be effective unless joined in by Senior Leasehold Mortgagee. Landlord shall be deemed to have irrevocably accepted such Post-Rejection Offset Amount unless, within ten Business Days after Tenant shall have given Notice of the Post-Rejection Offset Amount (as determined by Tenant), Landlord shall give Notice to Tenant and each Leasehold Mortgagee stating: (1) Landlord disputes the Post-Rejection Offset Amount; (2) the reasonable basis for such dispute; and (3) the Post-Rejection Offset Amount, if any, that Landlord would accept. If, ten Business Days after receipt of such Notice, Tenant has not paid Landlord an amount equal to the difference between the Post-Rejection Offset Amount as determined by Tenant and the Post-Rejection Offset Amount as determined by Landlord (or if Landlord shall not have proposed such an amount, then Tenant shall not have paid Landlord the entire Post-Rejection Offset Amount as determined by Tenant), then Landlord may commence a proceeding in the United States Bankruptcy Court in which Landlord's case under the Bankruptcy Code is then pending, or if such case has been closed then in any court of competent jurisdiction in the State, to determine the proper Post-Rejection Offset Amount. Landlord shall give each Leasehold Mortgagee simultaneous copies of all pleadings, motions, and other papers Landlord files in any such action. Leasehold Mortgagee shall have the right to intervene in any such action and, at Leasehold Mortgagee's option, the right to control any such action to the exclusion of Tenant. If, as of the date 30 days after such court enters a final and nonappealable order or judgment declaring that Tenant must pay Landlord any amount previously offset, Tenant has not paid such amount to Landlord, then Landlord shall have all the rights and remedies available to it under this Lease or otherwise at law in respect of a Monetary Default, subject in each case to Leasehold Mortgagee's Cure Rights. Except as described in the preceding sentence, Tenant's failure to pay any disputed Rent on account of a Post-Rejection Offset Amount shall not constitute a Default.

      24    EQUIPMENT LIENS.

            24.1 TENANT'S RIGHTS. If at any time or from time to time Tenant desires to enter into or grant any equipment lien and provided that no uncured Event of Default exists, then upon Tenant's request Landlord shall enter into (and shall cause every Fee Mortgagee to enter into) such reasonable and customary documentation as Tenant shall reasonably request and which is otherwise on commercially reasonable terms and conditions.

            24.2 REQUIRED PROVISIONS FOR EQUIPMENT LIENS. If Tenant enters into any equipment financing, then Tenant shall: (i) not file (or cause or permit to be filed) a lien against the Premises or any part of the Premises and (ii) cause to be inserted in the documents for such lien a provision to the following effect:

            Notwithstanding anything to the contrary herein, this chattel mortgage, conditional sales agreement, title retention agreement or security agreement shall not create or be filed as a lien against the land, building and Landlord's improvements constituting the real property in which the equipment covered hereby are to be located or installed.

      25    QUIET ENJOYMENT; TITLE TO CERTAIN PREMISES; CERTAIN AGREEMENTS.

            25.1 QUIET ENJOYMENT. Landlord covenants that, so long as this Lease is in full force and effect and has not been terminated, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the terms of this Lease and the Reserved Rights, without molestation or disturbance by or from Landlord or anyone claiming by or through Landlord or having title to the Premises paramount to Landlord, and free of any encumbrance created or suffered by Landlord, except Permitted Exceptions.

            25.2 ACCESS AND INSPECTION. Notwithstanding anything to the contrary in this Lease, Landlord and its agents, representatives, and designees shall have the right to enter the Premises upon reasonable notice to Tenant during regular business hours, and in accordance with Tenant's reasonable instructions, solely to: (a) ascertain whether Tenant is complying with this Lease; (b) cure Tenant's Defaults of which Landlord has given Tenant Notice; (c) inspect the Premises and any Construction Work; (d) perform such tests, borings, and other analyses as Landlord shall determine may be necessary or appropriate relating to the (non)compliance of the Premises with any Environmental Law or possible existence of Hazardous Substances on, at, or under the Premises; (e) show the Premises to prospective purchasers, Transferees, or Fee Mortgagees; (f) perform any and all obligations required under or by any of the documents, instruments or agreements with LIRR and/or NJT; or (g) exercise its rights under this Lease. Landlord shall Indemnify Tenant against any claims arising from Landlord's entry upon the Premises under this paragraph or any other provision of this Lease permitting Landlord to enter the Premises (except upon termination of this Lease or upon Landlord's exercise of its right of re-entry upon an Event of Default under this Lease).

            25.3 TITLE TO IMPROVEMENTS AND FF&E. Notwithstanding anything to the contrary in this Lease, all improvements, Equipment, and FF&E located in, on, or at the Premises or otherwise constituting part of the Premises shall at all times during the Term be owned by, and shall belong to, Landlord. All benefits and burdens of ownership of the foregoing, including title, depreciation, tax credits, and all other tax items, shall be and remain in Landlord during the Term.

            25.4 SINGLE PURPOSE ENTITY. Tenant: (a) shall at all times be and remain a Single Purpose Entity; and (b) represents and warrants that, as of the Commencement Date, it is a Single Purpose Entity.

      26    EVENTS OF DEFAULT; REMEDIES.

            26.1 DEFINITION OF "EVENT OF DEFAULT." An "EVENT OF DEFAULT" shall mean the occurrence of any one or more of the following, unless resulting entirely from any default by the Subtenant under the Amtrak Sublease:


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

                  26.1.1 MONETARY DEFAULT. If a Monetary Default shall occur and shall continue for 10 Business Days after Landlord has Notified Tenant of such Monetary Default, specifying in reasonable detail the amount of money not paid and the nature of each such payment.

                  26.1.2 BANKRUPTCY OR INSOLVENCY. If Tenant becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors, ceases to do business as a going concern, ceases to pay its debts as they become due or admits in writing that it is unable to pay its debts as they become due, or becomes a "debtor," whether voluntarily or involuntarily, under Bankruptcy Law, or is otherwise the subject of any similar proceeding under state or federal law (unless, in the case of an involuntary petition, the same is contested with diligence and continuity and dismissed within 150 days); or a custodian or trustee is appointed to take possession of, or an attachment, execution or other judicial seizure is made with respect to, substantially all of Tenant's assets or Tenant's interest in this Lease (unless such appointment, attachment, execution or other seizure was involuntary and is contested with diligence and continuity and is vacated and discharged within 150 days).

                  26.1.3 NON-MONETARY DEFAULT. If any Non-Monetary Default (not listed above) shall occur and shall continue and not be remedied by Tenant within 45 days after Landlord shall have delivered to Tenant a Notice describing the same in reasonable detail, or, in the case of a Non-Monetary Default that cannot with due diligence be cured within 45 days from such Notice, if Tenant shall not (x) within 45 days from Landlord's Notice advise Landlord of Tenant's intention to take all reasonable steps necessary to remedy such Non-Monetary Default; (y) duly commence the cure of such Non-Monetary Default within such period, and then diligently prosecute to completion the remedy of the Non-Monetary Default; and (z) complete such remedy within a reasonable time under the circumstances (not necessarily limited to 45 days).

            26.2 REMEDIES. If an Event of Default occurs, then Landlord shall, at Landlord's option, have any or all of the following remedies, all of which shall be cumulative (so that Landlord's exercise of one remedy shall not preclude Landlord's exercise of another remedy), in addition to such other remedies as may be available at law or in equity or under any other terms of this Lease. Landlord's remedies shall include:

                  26.2.1 TERMINATION OF TENANT'S RIGHTS. Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the Term shall terminate (and such date of termination shall be the Expiration Date) and Tenant shall immediately surrender possession of the Premises to Landlord.

                  26.2.2 TAKING OF POSSESSION. Landlord may re-enter and take possession of the Premises with process of law, whether by summary proceedings or otherwise, and remove Tenant, with or without having terminated this Lease, and without thereby being liable for damages or guilty of trespass. This is intended to constitute an express right of re-entry on Landlord's part. Except as expressly provided herein or prohibited by applicable law, Tenant, for and on behalf of itself and all persons claiming by, through or under Tenant, expressly waives any right to service of notice of intention to re-enter provided in any Law and any and all right of redemption provided by any law or statute now or hereafter enacted or otherwise, or re-entry or


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

repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. No re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall absolve or discharge Tenant from liability under this Lease. The terms "enter," "re-enter," "entry," and "re-entry," as used in this Lease, are not restricted to their technical legal meaning.

                  26.2.3 SUITS BEFORE EXPIRATION DATE. Landlord may sue for damages or to recover Rent from time to time at Landlord's election.

                  26.2.4 RECEIPT OF MONEYS. No receipt of moneys by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as this Lease expressly states otherwise, it being agreed that after service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder.

                  26.2.5 NO WAIVER. No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a Default in such performance, and no acceptance of full or partial Rent during the continuance of any such Default, shall constitute a waiver of any such Default or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no default thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any Default shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent Default of such covenant, agreement, term or condition of this Lease.

                  26.2.6 SECURITY DEVICES. Landlord may change the locks and other security devices providing admittance to the Premises.

                  26.2.7 CONDITIONAL LIMITATION. Landlord may serve upon Tenant a written 30-day notice of cancellation and termination of this Lease. Upon the expiration of such 30-day period, this Lease and the Term shall automatically and without any action by anyone terminate, expire and come to an end, by the mere lapse of time, as fully and completely as if the expiration of such 30-day period were the Expiration Date. The passage of such 30-day period constitutes the limit beyond which Tenant's tenancy no longer exists. Tenant shall then quit and surrender the Premises to Landlord but remain liable as this Lease provides. It is a conditional limitation of this Lease that the Term shall terminate and expire as set forth in this paragraph. This paragraph is intended to establish a conditional limitation and not a condition subsequent.

Nothing in this paragraph shall limit Landlord's right to commence and prosecute a summary dispossess proceeding under RPAPL Article 7.

                  26.2.8 DAMAGES. Landlord may recover from Tenant all damages incurred by Landlord by reason of Tenant's Default, including the reasonable costs of recovering possession, reletting the Premises, and any and all other damages legally recoverable by Landlord, together with reasonable out of pocket costs and expenses incurred by Landlord, including Legal Costs and bank fees for checks returned by the bank. Such damages shall include, at Landlord's election, either (a) the present value, calculated at a discount rate equal to 4% per annum, of the excess of the total Fixed Rent under this Lease over the fair market rental value of the Premises for the balance of the Term; or (b) the Rent payable to Landlord provided for in this Lease, when and as due and payable under this Lease, less (in the case of this clause "b" only) Landlord's actual proceeds of reletting net of Landlord's actual reasonable costs of reletting. Landlord may recover such damages at any time after Tenant's default, including after expiration of the Term. Notwithstanding anything in Law to the contrary,
(x) Landlord shall not be required to commence separate actions to enforce Tenant's obligations with respect to each month's Rent not paid, or each month's accrual of damages on account of Tenant's Default, but may bring and prosecute a single combined action for all such Rent and damages; and (y) Landlord shall have no right to recover any consequential damages by reason of Tenant's Default.

                  26.2.9 INJUNCTION OF BREACHES. Whether or not an Event of Default has occurred, Landlord shall be entitled to obtain a court order enjoining Tenant from continuing conduct constituting a breach or that threatens to constitute a breach of Tenant's covenants in this Lease. Tenant specifically and expressly acknowledges that damages would not constitute an adequate remedy for Tenant's breach of any non-monetary covenant contained in this Lease.

                  26.2.10 CONTINUE LEASE. Landlord may at Landlord's option maintain Tenant's right to possession. In that case, this Lease shall continue in effect and Landlord shall be entitled to continue to enforce it, including the right to collect Rent when due and the right to any remedies for nonpayment.

                  26.2.11 RESTORATION FUNDS. Upon any termination of this Lease, to the extent that Landlord or Depository then holds any Restoration Funds, they shall be applied solely as directed by Landlord, including as a payment to Landlord on account of any damages or other sums then payable to Landlord.

            26.3 PROCEEDS OF RELETTING. Landlord shall apply any proceeds of any reletting as follows, without duplication:

                  26.3.1 LANDLORD'S COSTS. First, to pay to itself the cost and expense of terminating this Lease, re-entering, retaking, repossessing, repairing, altering and/or completing construction of any improvements, or any portion thereof, and the cost and expense of removing all persons and Premises therefrom, including in such costs reasonable and customary brokerage commissions and Legal Costs and Default Interest on the foregoing;

                  26.3.2 PREPARATION FOR RELETTING. Second, to pay to itself the cost and expense reasonably sustained in securing any new tenants and other occupants, including in such costs all brokerage commissions, Legal Costs, and any other reasonable costs of preparing the Premises for reletting, and Default Interest on the foregoing;

                  26.3.3 COSTS OF MAINTENANCE AND OPERATION. Third, to the extent that Landlord shall maintain and operate the Premises, to pay to itself the reasonable cost and expense of operating and maintaining the Premises and Default Interest on the foregoing; and

                  26.3.4 RESIDUE. Fourth, to pay to itself any balance remaining on account of the liability of Tenant to Landlord.

            26.4 EXCULPATION; LANDLORD'S SOLE AND EXCLUSIVE REMEDY. Notwithstanding anything to the contrary in this Lease, Landlord's right to terminate this Lease and re-enter the Premises and take possession of the Premises (and collect damages from Tenant, but only to the extent of Tenant's interest in the Premises) shall constitute Landlord's sole and exclusive remedy for any Default or Event of Default by Tenant. Landlord expressly waives, releases and relinquishes any and all right to recover damages or any other sum, or have any other remedy against Tenant, except to the extent of Tenant's interest in the Premises.

            26.5 TENANT'S LATE PAYMENTS; LATE CHARGES. If Tenant fails to make any payment to Landlord required under this Lease within five days after such payment is first due and payable, then in addition to any other remedies of Landlord, and without reducing or adversely affecting any of Landlord's other rights and remedies, Tenant shall pay Landlord within five days after demand Default Interest on such late payment, beginning on the date such payment was first due and payable and continuing until the date when Tenant actually makes such payment. In addition, and without limiting any other rights or remedies of Landlord, Tenant shall pay Landlord, as Additional Rent, an administrative charge equal to 5% of any payment that Tenant fails to pay within five days after such payment is first due and payable. Such administrative charge is intended to compensate Landlord for the inconvenience and staff time incurred by Landlord to handle the late or missed payment, shall not be deemed a penalty or compensation for use of funds, and shall not be credited against any other obligations of Tenant under this Lease.

            26.6 LANDLORD'S RIGHT TO CURE. If Tenant at any time fails to make any payment or take any action this Lease requires, then Landlord, after three Business Days' Notice to Tenant, or in an emergency with such notice (if any) as is reasonably practicable under the circumstances, and without waiving or releasing Tenant from any obligation of Tenant or from any default by Tenant and without waiving Landlord's right to take such action as this Lease may permit as a result of such Default, may (but shall be under no obligation to) make such payment or take such action. Tenant shall reimburse Landlord, as Additional Rent, for an amount equal to the sum of (a) all reasonable sums paid by Landlord and all costs and expenses reasonably incurred by Landlord, together with Landlord's Legal Costs, in connection with the exercise of Landlord's cure rights under this paragraph plus (b) Default Interest on "a."

            26.7 HOLDING OVER. The parties recognize and agree that if for any reason or no reason Tenant remains in the Premises after the Expiration Date, then Landlord will suffer injury that is substantial, difficult or impossible to measure accurately. Therefore, if Tenant remains in the Premises after the Expiration Date, for any reason or no reason, then in addition to any other rights or remedies available to Landlord, Tenant shall pay to Landlord, as liquidated damages and not as a penalty, for each month (prorated daily for partial months) during which Tenant holds over after the Expiration Date, a sum equal to: 120% (for the first month or partial month of holding over), 133% (for the second month or partial month of holding over), and 150% (for each subsequent month or partial month of holding over) times the monthly Rent, including Additional Rent, payable under this Lease during the year preceding the Expiration Date.

            26.8 WAIVERS. LANDLORD AND TENANT IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT UNDER THIS LEASE, THE ENFORCEMENT OF THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, ANY CLAIM OF INJURY OR DAMAGE ARISING BETWEEN LANDLORD AND TENANT, OR ANY ACTIONS OF LANDLORD IN CONNECTION WITH OR RELATING TO THE ENFORCEMENT OF THIS LEASE. TENANT WAIVES ANY RIGHT OF REDEMPTION PROVIDED FOR BY LAW. TENANT WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM IN ANY ACTION BY LANDLORD TO ENFORCE THIS LEASE OR ANY RIGHTS AND REMEDIES OF LANDLORD UNDER THIS LEASE.

            26.9 ACCORD AND SATISFACTION; PARTIAL PAYMENTS. No payment by Tenant or receipt by Landlord of a lesser amount than the amount required to be paid by Tenant under this Lease shall be deemed to be other than a part payment on account by Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord or satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy for nonpayment, including termination of this Lease and commencement of a summary dispossess proceeding.

            26.10 MISCELLANEOUS. Landlord and Tenant further agree as follows with respect to any Defaults and Landlord's rights and remedies.

                  26.10.1 LANDLORD'S DEFAULTS. Notwithstanding anything to the contrary in this Lease, before exercising any right to terminate this Lease because of Landlord's or a Landlord Party's default (including any such termination right expressly provided for, or implied, under applicable law) or to claim a partial or total eviction (actual or constructive) because of Landlord's or a Landlord Party's alleged default, or to exercise any other rights or remedies against Landlord including, without limitation, enforcement of the provisions of SECTION 8.3, Tenant shall give Landlord Notice of such alleged default. Landlord shall then have 30 days to cure such alleged default. If Landlord cannot reasonably cure an alleged default within 30 days, such cure period shall be extended for such further period as Landlord shall reasonably require (except that, with respect to an alleged default by Landlord under the provisions of SECTION 8.3, Landlord shall have no right to further extend such cure period), provided that during such extended period Landlord shall endeavor to cure such alleged default diligently and with reasonable continuity. In the event that Tenant fails or refuses to enforce its rights and remedies hereunder (including, without limitation, its right to enforce Landlord's

Additional Covenants) then, without notice to Tenant, a Leasehold Mortgagee may enforce such rights and remedies, which may include actions at law or in equity, including the right to specific performance and injunctive relief. Tenant hereby appoints each Leasehold Mortgagee as Tenant's attorney-in-fact, coupled with an interest, to enforce such rights and remedies. This paragraph shall not apply to any Landlord default for which this Lease establishes specific requirements regarding Notice and opportunity to cure.

                  26.10.2 NONPAYMENT. If Tenant fails to pay any Rent, then Landlord (in addition to all other rights and remedies) shall have all rights and remedies in this Lease or under applicable law for nonpayment of rent.

                  26.10.3 SURVIVAL. No termination of this Lease and no taking possession of and/or reletting the Premises (or any part thereof) shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession, or reletting, but subject to any limitations on personal liability or recourse contained in this Lease.

                  26.10.4 MULTIPLE SUITS. Landlord may sue to recover damages, or a sum equal to any installment(s) of Rent payable hereunder or any deficiencies or other sums payable by Tenant to Landlord under this Article, from time to time at Landlord's election. Nothing in this Lease shall be deemed to require Landlord to await the date when this Lease or the Term would have expired absent an Event of Default by Tenant and a resulting termination of this Lease.

                  26.10.5 RECEIPT OF MONIES. Unless such payment shall fully cure all Monetary Defaults, no receipt of moneys by Landlord from Tenant after the giving of a termination notice or a notice to obtain possession, or after the retaking of possession by Landlord as aforesaid, shall reinstate, continue, or extend the Term or affect any notice previously given to Tenant, or operate as a waiver of Landlord's right to enforcement of Rent payable by Tenant under this Lease or thereafter falling due, or operate as a waiver of Landlord's right to recover possession of the Premises. After the service of any such notice, or the commencement of any suit or summary proceedings, or after a final order or judgment for possession of the Premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit, or judgment, unless such payments shall fully cure all Monetary Defaults. Any sums so collected (without thereby curing all Monetary Defaults) shall instead be deemed payments on account of use and occupation of the Premises or, at Landlord's election, to have been made on account of Tenant's liability under this Lease.

                  26.10.6 NO DOUBLE RECOVERY. In no event shall Landlord be entitled, directly or indirectly, to recover twice for the same element of Landlord's damages.

      27    END OF TERM.

            Upon any Expiration Date: (a) all improvements constituting part of the Premises (including all Equipment) shall become Landlord's property, subject to Permitted Exceptions; (b) Tenant shall deliver to Landlord possession of the Premises, in the condition required by this

Lease, subject to any Loss that this Lease does not require Tenant to Restore;
(c) Tenant shall surrender any right, title, or interest in and to the Premises and deliver such evidence and confirmation thereof as Landlord shall reasonably require; (d) Tenant shall deliver the Premises free and clear of all: (i) Subleases, and (ii) liens except (1) Permitted Exceptions and (2) liens created as a result of Landlord's or any of its agents' acts or omissions; (e) Tenant shall assign to Landlord, without recourse, and give Landlord copies or originals of, all Subleases and all assignable licenses, permits, contracts, warranties, and guarantees then in effect for the Premises; (f) the parties shall cooperate to achieve an orderly transition of operations from Tenant to Landlord without interruption, including delivery of such books and records (or copies thereof) as Landlord shall reasonably require; (g) the parties shall adjust for Impositions and all other expenses and income of the Premises and any prepaid Rent and shall make such payments as shall be appropriate on account of such adjustment in the same manner as for a sale of the Premises (but any sums otherwise payable to Tenant shall first be applied to cure any Default); and (h) the parties shall terminate the Memorandum of Lease. At the Expiration Date, Tenant shall not remove from the Premises any FF&E or Equipment, and shall return the Premises to Landlord in a condition sufficient for Landlord to continue Retail Operations substantially consistent with Tenant's Retail Operations before the Expiration Date (or, at Landlord's option, Retail Operations as conducted before the Commencement Date).

      28 NOTICES. All Notices shall be in writing and shall be addressed to Landlord and Tenant (with copies to their counsel) as set forth in EXHIBIT G. Notices shall be delivered by Federal Express, Postal Service Express Mail, or other nationally recognized overnight delivery service to the addresses set forth in EXHIBIT G. Notices shall be deemed delivered on the date of delivery (or when delivery has been attempted twice, as evidenced by the written report of the delivery service) to the address(es) set forth below. No Notice shall be effective unless and until a copy of such Notice has been delivered to the intended recipient's Mortgagee(s) of which the sender shall have received Notice. Either party may change its address or the name and address of its attorneys by giving Notice in compliance with this Lease. Notice given for a party by any attorney who represents such party shall constitute Notice by such party. Notwithstanding the foregoing, Notices regarding the regular payment of Rent under this Lease (as opposed to a Default, for example) may be sent by first class mail, in which case they shall be deemed delivered three Business Days after deposit in the United States mail, provided that no postal strike (or other event likely to disrupt postal service) is then in effect.

      29    NO BROKER.

            Each party: (a) represents and warrants that it did not engage or deal with any broker or finder, except Broker, in connection with this Lease and no person except Broker is entitled to any commission or finder's fee on account of any agreements or arrangements made by such party; and (b) shall Indemnify the other party against any breach of such representation. Landlord shall compensate Broker under a separate agreement and Indemnify Tenant against any claims by Broker.

      30    NONRECOURSE.

            Notwithstanding anything to the contrary in this Lease, the liability under this Lease of Landlord and Tenant (including any New Tenant or Successor Tenant) and each of their parent(s), subsidiary(ies), or affiliated corporations or other entities, and any of their constituent partners, joint venturers, or tenants-in-common, for damages or otherwise, shall be enforceable against, and shall not extend beyond, their interests in the Premises (including the proceeds thereof). No property or assets whatsoever, other than Landlord's or Tenant's (as applicable) interest in the Premises (including the proceeds thereof), shall be subject to levy, execution or any other enforcement procedure for the satisfaction of any remedies (monetary or otherwise) of the other party arising under or in connection with this Lease. No shareholder, officer, member, manager, director, agent or employee of Tenant or Landlord shall have any liability under this Lease. (This Lease sometimes refers to this paragraph as the "NONRECOURSE CLAUSE.")

      31    MEMORANDUM OF LEASE.

            Upon request by either, the parties shall promptly execute, acknowledge, and deliver duplicate originals of a Memorandum of Lease. Either party may record such Memorandum of Lease. Any taxes imposed upon such recording shall be paid by the party that bears primary liability under Law for payment of such taxes. If the parties amend this Lease, then the parties shall have the same rights and obligations regarding a memorandum of such amendment as they do for the Memorandum of Lease.

      32    ADDITIONAL DELIVERIES; THIRD PARTIES.

            32.1 ESTOPPEL CERTIFICATES. From time to time, each party to this Lease (a "REQUESTING PARTY") may, up to twice a year, require the other party (a "CERTIFYING PARTY") to execute, acknowledge and deliver to the Requesting Party (or directly to a designated third party) up to four original counterparts of an Estoppel Certificate. The Certifying Party shall sign, acknowledge, and return such Estoppel Certificate within 15 days after request. Any third party to whom an Estoppel Certificate is directed may rely on such Estoppel Certificate.

            32.2 FURTHER ASSURANCES. Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties in entering into this Lease.

            32.3 AMENDMENT. Any modification or amendment to this Lease, and any waiver of Landlord's obligations under this Lease, must be in writing signed by the party to be charged.

            32.4 SUCCESSORS AND ASSIGNS. Any present or future Mortgagee shall have the right to enforce all Mortgagee Protections directly in its own name as a third-party beneficiary. This Lease shall bind and benefit Landlord and Tenant and their successors and assigns, but this shall not limit or supersede any restrictions on Transfer contained in this Lease. Nothing in this Lease confers on any Person (except Landlord, Tenant, Leasehold Mortgagees, and Fee Mortgagees) any right to insist upon, or to enforce against Landlord or Tenant, the performance or observance by either party of its obligations under this Lease.

      33    MISCELLANEOUS.

            33.1 NO WAIVER BY SILENCE. Failure of either party to complain of any act or omission on the part of the other party shall not be deemed a waiver by the noncomplaining party of any of its rights under this Lease. No waiver by either party at any time, express or implied, of any breach of any provisions of this Lease shall be a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment on account.

            33.2 UNAVOIDABLE DELAY. Each party's obligation to perform or observe any term, condition, covenant or agreement on such party's part to be performed or observed under this Lease (other than any obligation to pay money when due) shall be suspended during such time as such performance or observance is prevented or delayed by reason of any Unavoidable Delay.

            33.3 PERFORMANCE UNDER PROTEST. If a dispute arises regarding performance of any obligation under this Lease, the party against which such obligation is asserted shall have the right to perform it under protest, which shall not be regarded as voluntary performance. A party that shall have performed under protest shall have the right to institute appropriate proceedings to recover any amount paid or the reasonable cost of otherwise complying with any such obligation, together with interest at the Prime Rate on funds expended.

            33.4 COSTS AND EXPENSES; LEGAL COSTS. In the event of any litigation or dispute between Landlord and Tenant, or claim made by either against the other, arising from this Lease or the landlord-tenant relationship under this Lease, or on account of Landlord's enforcement of this Lease upon Tenant's default, or to enforce or interpret this Lease or seek declaratory or injunctive relief in connection with this Lease, or to exercise any rights or remedies under or with respect to this Lease, or to regain or attempt to regain possession of the Premises or otherwise terminate this Lease, or in any Bankruptcy Proceeding affecting the other party to this Lease, the prevailing party shall be entitled to reimbursement of its Legal Costs together with Default Interest thereon, together with all other reasonable costs and expenses incurred in enforcing this Lease or curing the other party's default.

            33.5 VAULT SPACE. Any vaults and other areas now existing or subsequently built extending beyond the building line of the Premises are not part of the Premises, but Tenant may occupy and use the same during the Term, subject to applicable Laws and payment of all applicable Impositions. No revocation by any Government of any license or permit to maintain and use any such vaults shall in any way affect this Lease or the Rent. Landlord makes no representation or warranty regarding any such vaults or Tenant's right to use or occupy same for any purpose, or any fees or taxes that may be imposed on account of such use or occupancy.

            33.6 NO CONSEQUENTIAL DAMAGES. Landlord and Tenant each hereby agrees that, whenever either party to this Lease shall be entitled to seek or claim damages against the other party (whether by reason of a breach of this Lease by such party, in enforcement of any indemnity obligation, for misrepresentation or breach of warranty, or otherwise), neither Landlord nor Tenant shall seek, nor shall there be awarded or granted by any court, arbitrator, or other adjudicator, any speculative, consequential, collateral, special, punitive, or indirect damages, whether such breach shall be willful, knowing, intentional, deliberate, or otherwise. The parties intend that any damages awarded to either party shall be limited to the actual, direct damages sustained by the aggrieved party in question. Neither party shall be liable for any loss of profits suffered or claimed to have been suffered by the other.

      34    INTERPRETATION, EXECUTION, AND APPLICATION OF LEASE.

            34.1 GOVERNING LAW. This Lease, its interpretation and performance, the relationship between the parties, and any disputes arising from or relating to any of the foregoing, shall be governed, construed, interpreted, and regulated under the laws of the State, without regard to principles of conflict of laws.

            34.2 COUNTERPARTS. This Lease may be executed in counterparts.

            34.3 REASONABLENESS. Wherever this Lease states that approval by either party shall not be unreasonably withheld: (a) such approval shall not be unreasonably delayed or conditioned; (b) no withholding of approval shall be deemed reasonable unless withheld by Notice specifying reasonable grounds, in reasonable detail, for such withholding of approval, and indicating specific reasonable changes in the proposal under consideration that would cause such proposal to be acceptable; and (c) if Landlord grants consent or fails to object to any matter, this shall not be deemed a waiver by Landlord of its rights to require such consent for any further or similar matter.

            34.4 PARTIAL INVALIDITY. If any term or provision of this Lease or the application of such term or provision to any party or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity. All remaining provisions of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            34.5 INTERPRETATION. No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Lease. The parties have both participated substantially in the negotiation, drafting and revision of this Lease with representation by counsel and such other advisers as they have deemed appropriate. A term defined in the singular may be used in the plural, and vice versa, all in accordance with the normal principles of English grammar, which shall also govern all other language used in this Lease. The words "INCLUDE" and "INCLUDING" shall be construed to be followed by the words: "without limitation." The parties acknowledge and recognize that the document and version numbers and footers in this Lease may vary from page to page because of the timing and sequencing of this transaction. Each of the following terms shall be interpreted as if followed by the words "(or any part thereof)" except where the context clearly requires otherwise:
Equipment; FF&E; Fee Estate; Land; Leasehold Estate; Premises; and Structure.

            34.6 DELIVERY OF DRAFTS. Neither party shall be bound by this Lease unless and until such party shall have executed at least one counterpart of this Lease and delivered such executed counterpart to the other party. The submission of draft(s) of this Lease or comment(s) on such drafts shall not bind either party in any way. Such draft(s) and comment(s) shall not be considered in interpreting this Lease.

            34.7 CAPTIONS. The captions of this Lease are for convenience and reference only. They in no way affect this Lease.

            34.8 ENTIRE AGREEMENT. This Lease contains all the terms, covenants and conditions relating to Tenant's leasing of the Premises. The parties have no separate understandings or agreements, oral or written, relating to the Premises or Tenant's use or occupancy of, or any interest of Tenant in, the Premises.

      35    STATE STATUTORY PROVISIONS.

            35.1 CASUALTY. The provisions of this Lease on Loss are intended to constitute the parties' "express agreement to the contrary" to the provisions of New York Real Property Law Section 227.

            35.2 WINDOWS. Tenant shall not suffer or permit any windows in the Premises to be cleaned from outside in violation of New York Labor Law Section 202.

            35.3 STATUTORY RIGHT OF REDEMPTION. Tenant waives the right of redemption under RPAPL Section 761.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the Commencement Date.


                         LANDLORD

                         NATIONAL RAILROAD PASSENGER CORPORATION, a
                         District of Columbia corporation

                         By:
                              --------------------------------------------
                              Name:   Dale M. Stein
                                      ------------------------------------
                              Title:  its authorized signatory
                                      ------------------------------------

                         Employer Identification Number: _________________
                         Date:  June ___, 2001

                         TENANT

                         PENN STATION LEASING, LLC, a Delaware limited liability company

                         By:___________________________________________
                              Name:   Dale M. Stein
                                      ------------------------------------
                              Title:  Officer
                                      ------------------------------------

                         Employer Identification Number: __________________
                         Date:  June ____, 2001

ATTACHMENTS:

Index of Defined Terms

--------------------------------------------------------------------------------
EXHIBIT    DESCRIPTION
--------------------------------------------------------------------------------
           Concourse Area A
--------------------------------------------------------------------------------
           LIRR Stairways, Elevators, and Escalators
--------------------------------------------------------------------------------
           Concourse Area B
--------------------------------------------------------------------------------
           Hilton Passageway and Seventh Avenue Corridor
--------------------------------------------------------------------------------
           Landlord/NJT Stairways, Elevators, and Escalators
--------------------------------------------------------------------------------
           Tracks and Platforms Constituting Landlord's Improvements
--------------------------------------------------------------------------------
           Additional Permitted Exceptions
--------------------------------------------------------------------------------
           Site Plan Showing Vehicular/Pedestrian Passageway
--------------------------------------------------------------------------------
           Description of Vehicular/Pedestrian Passageway
--------------------------------------------------------------------------------
           Notice Addresses (Including Required Copy Recipients)
--------------------------------------------------------------------------------

                             INDEX OF DEFINED TERMS


Additional Rent....................2
Affiliate..........................2
Affiliated.........................2
Amtrak Sublease....................1
Amtrak Subtenant...................1
Amtrak Subtenant Default..........24
Applications and Filings...........2
Applications or Filings............2
Approvals..........................2
Appurtenances......................2
Bankruptcy Law.....................2
Bankruptcy Proceeding..............2
BID................................3
Business Day.......................3
Casualty...........................3
Certifying Party..................64
Commencement Date..................1
Concourse Area A...................3
Concourse Area B...................3
Condemnation.......................3
Condemnation Award.................3
Condemnation Effective Date........4
Construction Work..................4
Contest...........................32
Contest Conditions................32
Contest Security..................32
Control............................4
Control of the Premises............4
County.............................4
CPI................................4
CPI Adjustment Factor..............4
Default............................4
Default Interest...................5
Depository.........................5
Dispute Resolution Documents.......5
Environmental Law..................5
Equipment......................6, 67
Equity Interest....................6
Estoppel Certificate...............6
Event of Default..................55
Excised Obligations................6
Excluded Premises..................6
Expiration Date....................6
Farley Building....................7
Fee Debt Service...................7
Fee Estate.....................7, 67
Fee Mortgage.......................7
Fee Mortgagee......................7
FF&E...........................7, 67
Fixed Rent........................21
Foreclosure Event..................7
Franchise Agreement................7
Government.........................8
Hazardous Substances...............8
Hazardous Substances Discharge.....8
Immaterial Loss....................8
Impositions........................8
Improvements.......................9
include...........................67
including.........................67
Indemnify..........................9
Indemnitee........................10
Indemnitor........................10
Institutional Lender..............10
Insubstantial Condemnation........10
Insurance Purchaser...............36
Land..............................67
Landlord.......................1, 10
Landlord Party....................28
Landlord's Additional Covenants....1
Landlord's Air Rights.............10
Landlord's Equipment..............10
Landlord's Improvements...........10
Laws..............................11
Lease..............................1
Leasehold Estate..............11, 67
Leasehold Impairment..............11
Leasehold Mortgage................11
Leasehold Mortgage Balance........11
Leasehold Mortgagee...............11
Leasehold Mortgagee's Consent.....12
Leasehold Mortgagee's Cure........12
Leasehold Mortgagee's Cure Rights.12
Lease-Related Documents...........39
Legal Costs.......................12
Liability Insurance...............12
LIRR..............................12
Loss..............................12

Loss Proceeds.....................12
Major Construction Work...........13
Memorandum of Lease...............13
Monetary Default..................13
Mortgage..........................13
Mortgagee.........................13
Mortgagee Protections.............13
New Lease.........................13
New Lease Delivery Date...........14
New Lease Option Period...........14
New Tenant........................14
NJT...............................14
Non-Monetary Default..............14
Nonrecourse Clause................63
Notice............................14
Notify............................14
Permitted Exceptions..............15
Person............................15
Post-Rejection Offset Amount......15
Premises.......................1, 67
Prime Rate........................15
Prohibited Lien...................15
Prohibited Person.................15
Property Insurance................16
Property Insurance Proceeds.......16
Rating Agency Requirements........16
Rent..............................16
Rent Regulation Period............22
Requesting Party..................64
Reserved Rights...................16
Restoration.......................16
Restoration Funds.................17
Restore...........................17
Retail Operations.................17
RPAPL.............................17
Scheduled Expiration Date.........17
Senior............................17
Single Purpose Entity.............17
State.............................17
Structure.....................17, 67
Sublease..........................17
Subrent...........................18
Substantial Condemnation..........18
Subtenant.........................18
Successor Tenant..................18
Temporary Condemnation............18
Tenant.............................1
Tenant's Cure Period Expiration
  Notice..........................18
Tenant-Specific Default...........18
Tenant-Specific Obligation........19
Term..............................19
Trackage Rights...................19
Transfer..........................19
Transportation Infrastructure.....19
Unavoidable Delay.................20
Uneconomic........................20
Vehicular/Pedestrian Passageway...20
Waiver of Subrogation.............20

                                    EXHIBIT D

                         ADDITIONAL PERMITTED EXCEPTIONS

Permitted Exceptions shall include all of the following, as they existed on June 20, 2001:

1. All leases, subleases, tenancies and rights of occupancy affecting the Premises caused or permitted by Tenant or by anyone claiming by, through, or under Tenant;

2. All rights, if any, for electricity, gas, telephone, water, cable television and any other utilities to maintain and operate lines, cables, poles and distribution boxes in, over and upon the Premises;

3. Possible projections and/or encroachments of retaining walls, foundations, stoops, areas, steps, sills, trim, cornices, standpipes, fire escapes, coal chutes, casings, ledges, water tables, lintels, porticos, keystones, windows, hedges, copings, cellar doors, sidewalk elevators, fences, fire escapes and the like, or similar projections or objects upon, under or above any adjoining buildings and/or streets or avenues or those belonging to adjoining premises which encroach upon the Premises or within any set-back areas, and variations between the lines of record title and fences, retaining walls, hedges, and the like;

4. Variations between the tax diagram or the tax map and the record description;

5. Zoning, environmental, municipal, building and all other laws, regulations or similar matters imposed by any federal, state, municipal or local government or any public or quasi-public board, authority or similar agency having jurisdiction over the Premises or any portion thereof;

6. All notes or notices of any violation of law or municipal ordinances, orders or requirements noted in or issued by any governmental or quasi-governmental authority or departments having or asserting jurisdiction, now or hereafter affecting the Premises;

7. The lien for all taxes, charges, rents, assessments and any other governmental charges which are not yet due and payable; and

8. Any documents, instruments or agreements evidencing, securing or otherwise relating to any loan made by the holder of the existing Fee Mortgage(s) to Landlord, but only if Tenant is able to obtain a leasehold policy of title insurance that affirmatively insures that such Fee Mortgage(s) are subordinate to this Lease.

Permitted Exceptions shall also include all of the following:

a. Liens for real estate and personal property taxes and vault charges and all other taxes, levies and other similar charges levied by any Government on the Premises not yet due and payable or to the extent that nonpayment thereof is expressly permitted by this Lease;

b.    Future liens for property taxes and assessments not then delinquent;

c. In the case of liens arising after the Commencement Date, statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens arising by operation of law, that are incurred in the ordinary course of business subject to the other provisions hereof and discharged by Tenant by payment, bonding or otherwise within 45 days after the filing thereof or that are being contested in good faith;

d. Liens arising from reasonable and customary purchase money financing of personal property and equipment leasing to the extent the same are created in the ordinary course of business;

e. All easement, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property that do not materially and adversely affect (i) the ability of Tenant to pay any of its obligations to any person as and when due, (ii) the marketability of title to the Premises, or
(iii) the use or operation of the Premises;

f. Rights of existing and future tenants, as tenants only, pursuant to the leases of the Premises; and

g. Any other liens or other matters approved by the Senior Leasehold Mortgagee or the Senior Leasehold Mortgagee's counsel in writing or permitted pursuant to the terms of the Senior Leasehold Mortgagee's loan documents.

                                    EXHIBIT G
             NOTICE ADDRESSEES (INCLUDING REQUIRED COPY RECIPIENTS)


--------------------------------------------------------------------------------
PARTY:                      NOTICE ADDRESS:            WITH A COPY TO:
--------------------------------------------------------------------------------
Landlord                    National Railroad          National Railroad
                            Passenger Corporation      Passenger Corporation
                            60 Massachusetts Avenue,   60 Massachusetts
                            N.E.                       Avenue,  N.E.
                            Washington, D.C. 20002     Washington, D.C. 20002
                            Attention:  Treasurer      Attention:  General
                                                       Counsel
--------------------------------------------------------------------------------
Tenant                      Penn Station Leasing, LLC  National Railroad
                            c/o National Railroad      Passenger Corporation
                            Passenger Corporation      60 Massachusetts Avenue,
                            60 Massachusetts Avenue,   N.E.
                            N.E.                       Washington, D.C. 20002
                            Washington, D.C. 20002     Attention:  General
                            Attention:  Treasurer      Counsel
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